                                                                   EXHIBIT 2.1




                            ASSET PURCHASE AGREEMENT



                              Dated July 31, 1996,


                         And effective March 29, 1996,


                                     Among



                              QUANEX CORPORATION,
                            a Delaware corporation,


                               PIPER IMPACT, INC.
                   (formerly named "Quanex Aluminum, Inc."),
                            a Delaware corporation,


                              PIPER IMPACT, INC.,
                            a Tennessee corporation,


                                 B. F. SAMMONS


                                      and


                              MARSHALL W. ROBBINS

                               TABLE OF CONTENTS


  This Table of Contents is solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                                                                                                                      PAGE

1.    ASSETS TO BE PURCHASED, CONSIDERATION TO BE PAID AND LIABILITIES TO BE ASSUMED  . . . . . . . . . . . . . . . .  (1)
      1.1    Assets to Be Purchased . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (1)
             (a)   Mississippi Land . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (1)
             (b)   Utah Land  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (2)
             (c)   Mississippi Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (2)
             (d)   Buildings and Improvements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (2)
             (e)   Other Tangible Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (2)
             (f)   Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (2)
             (g)   Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (3)
             (h)   Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (3)
             (i)   Technology Transfer Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (3)
             (j)   Piper Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (3)
             (k)   Prepaid Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (3)
             (l)   Cash and Cash Equivalents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (3)
             (m)   Certain Warranty Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (4)
             (n)   Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (4)
             (o)   Tax Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (4)
             (p)   Other Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (4)
      1.2    Assets Relating to Piper's Business Not to Be Purchased Pursuant to This Agreement . . . . . . . . . . .  (4)
             (a)   Office Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (4)
             (b)   Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (4)
             (c)   Rights to Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (4)
             (d)   Certain Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (4)
             (e)   Corporate Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (5)
             (f)   Certain Warranty Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (5)
      1.3    Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (5)
             (a)   Cash Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (5)
             (b)   Promissory Note Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (5)
             (c)   Contingency Promissory Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (5)
             (d)   Determination of Adjustment Amount Pursuant to the Purchase Price Promissory Note  . . . . . . . .  (5)
             (e)   Post-Closing Adjustments to Contingency Promissory Note  . . . . . . . . . . . . . . . . . . . . .  (6)
      1.4    Liabilities and Obligations to Be Assumed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (7)
             (a)   Mississippi Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (7)
             (b)   Equipment Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (7)
             (c)   Purchase Orders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (7)
             (d)   Sales Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (7)
             (e)   Payables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (7)





                                      (i)
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
             (f)   Piper Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (7)
             (g)   Tax Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (7)
             (h)   Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (8)
             (i)   Product Replacement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (8)
             (j)   Product Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (8)
             (k)   General Liabilities After the Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . .  (8)
             (l)   Section 401(k) Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (8)
             (m)   Welfare Benefit Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (8)
             (n)   Certain Environmental Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (8)
      1.5    Liabilities Not to Be Assumed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (10)
             (a)   Certain Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (10)
             (b)   Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (10)
             (c)   Certain Payables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (10)
             (d)   Product Replacement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (10)
             (e)   Product Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (10)
             (f)   Section 401(k) Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (10)
             (g)   Welfare Benefit Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (10)
             (h)   General Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (11)
             (i)   Specified Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (11)
             (j)   Other Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (11)

2.    CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (11)
      2.1    Time and Place of the Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (11)
      2.2    Actions to Be Taken at the Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (12)
             (a)   Documents Transferring Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (12)
             (b)   Provision for Unassignable Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (12)
             (c)   Payment of Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (12)
             (d)   Promissory Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (12)
             (e)   Assumption Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (12)
             (f)   Certain Additional Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (12)
             (g)   Legal Opinions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (13)
             (h)   Certain Updated Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (13)
             (i)   Compliance Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (13)
             (j)   Certificates of Incumbency and Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (13)
             (k)   Other Documents to Be Delivered  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (13)
             (l)   Form of Documents Delivered  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (13)
             (m)   Timing of Actions to Be Taken at the Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . (14)
      2.3    Certain Actions to Be Taken After the Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (14)
             (a)   Purchasing Parties' Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (14)
             (b)   Piper's Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (14)
             (c)   Allocation of Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (15)
             (d)   Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (15)
             (e)   Transaction Taxes and Other Closing Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . (15)

3.    REPRESENTATIONS AND WARRANTIES OF THE SELLING PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (15)
      3.1    Organization and Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (15)
      3.2    Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (16)
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
      3.3    Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (16)
      3.4    Interests in other Entities and Scope of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . (16)
      3.5    No Conflict  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (16)
      3.6    No Consents or Governmental Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (17)
      3.7    Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (17)
      3.8    Title to Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (17)
      3.9    Real Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (17)
      3.10   Equipment Used in Piper's Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (18)
      3.11   Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (18)
      3.12   Condition of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (19)
      3.13   Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (19)
      3.14   No Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (19)
      3.15   Certain Transactional Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (20)
      3.16   Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (20)
             (a)   Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (20)
             (b)   Compliance and Certain Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (20)
      3.17   Employee Benefit Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (21)
             (a)   Identification of Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (21)
             (b)   Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (22)
             (c)   Severance Pay, Vacation Pay and Medical Coverage . . . . . . . . . . . . . . . . . . . . . . . . . (22)
             (d)   Certain Pension Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (22)
             (e)   Multi-Employer Plans and Voluntary Beneficiary Associations  . . . . . . . . . . . . . . . . . . . (23)
      3.18   Regulatory Authority and Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (23)
      3.19   Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (23)
      3.20   Tax Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (23)
      3.21   Patents, Trademarks and Other Intangibles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (24)
      3.22   Other Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (24)
      3.23   No Undisclosed Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (24)

4.    REPRESENTATIONS AND WARRANTIES OF QUANEX   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (24)
      4.1    Organization and Good Standing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (24)
      4.2    Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (25)
      4.3    No Conflict  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (25)
      4.4    No Consents or Governmental Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (25)
      4.5    Brokerage Commission . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (25)
      4.6    Financial Condition of Quanex  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (25)

5.    CERTAIN COVENANTS OF THE SELLING PARTIES AND QUANEX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (26)
      5.1    Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (26)
             (a)   Ordinary Course  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (26)
             (b)   Compensation and Pricing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (26)
             (c)   Maintenance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (26)
             (d)   No New Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (26)
             (e)   Capital Expenditures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (26)
      5.2    Transactions After the Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (27)
      5.3    Supplying of Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (27)
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
      5.4    Filings, Authorizations and Other Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (27)
      5.5    Retention of Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (27)
      5.6    Change of Name of Piper  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (28)
      5.7    Inspection of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (28)
      5.8    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (28)
      5.9    Piper's Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (28)
      5.10   Publicity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (29)
      5.11   Confidential Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (29)
      5.12   Exclusivity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (29)
      5.13   Limitation on Piper's Obligation With Respect to Returned Product  . . . . . . . . . . . . . . . . . . . (29)
      5.14   Assumed Environmental Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (30)
      5.15   Cost Recovery  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (30)

6.    CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASING PARTIES TO CLOSE  . . . . . . . . . . . . . . . . . . (30)
      6.1    Selling Parties' Fulfillment of Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (31)
      6.2    Selling Parties' Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (31)
      6.3    Authorizations; Consents; Legal Prohibition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (31)
      6.4    Selling Parties' Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (31)
      6.5    Purchasing Parties' Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (31)
      6.6    Title Commitments and Surveys  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (31)
      6.7    Agricultural Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (32)
      6.8    Mississippi Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (32)
      6.9    Documents Described in Article 2 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (32)

7.    CONDITIONS PRECEDENT TO THE SELLING PARTIES' OBLIGATIONS TO CLOSE . . . . . . . . . . . . . . . . . . . . . . . (32)
      7.1    Purchasing Parties' Fulfillment of Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (32)
      7.2    Purchasing Parties' Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (32)
      7.3    Authorizations; Consents; Legal Prohibition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (32)
      7.4    Purchasing Parties' Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (33)
      7.5    Selling Parties' Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (33)
      7.6    Documents Described in Article 2 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (33)

8.    TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (33)
      8.1    Manner of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (33)
             (a)   By Quanex for Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (33)
             (b)   By Piper for Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (33)
             (c)   By Mutual Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (34)
             (d)   By Either Party After Deadline . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (34)
      8.2    Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (34)

9.    INDEMNIFICATION AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (34)
      9.1    Indemnification by the Selling Parties of the Purchasing Parties . . . . . . . . . . . . . . . . . . . . (34)
             (a)   Breaches . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (34)
             (b)   Certain Claims Before Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (34)
             (c)   Bulk Sales Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (34)





                                      (iv)

             (d)   Non-Assumed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (34)
             (e)   WARN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (35)
             (f)   Form 5500 Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (35)
             (g)   Compliance With Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (35)
             (h)   Arms Export Control Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (35)
             (i)   Certain Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (35)
             (j)   Certain Environmental Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (35)
      9.2    Indemnification by the Purchasing Parties of the Selling Parties . . . . . . . . . . . . . . . . . . . . (37)
             (a)   Breaches . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (37)
             (b)   Certain Claims After Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (37)
             (c)   Assumed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (37)
             (d)   WARN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (37)
             (e)   Certain Environmental Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (37)
      9.3    Third Party Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (38)
      9.4    Survival of Representations, Warranties and Agreements . . . . . . . . . . . . . . . . . . . . . . . . . (38)
      9.5    Limitation on Indemnifications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (38)

10.   GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (39)
      10.1   Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (39)
      10.2   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (39)
      10.3   Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (40)
      10.4   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (40)
      10.5   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (40)
      10.6   Entire Agreement; Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (40)
      10.7   GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (40)
      10.8   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (41)
      10.9   No Third-Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (41)
      10.10  WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (41)





                                      (v)

                              INDEX OF DEFINITIONS


  This Index of Definitions is solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

TERMS DEFINED IN THIS AGREEMENT                                                      WHERE DEFINED
Adjacent Parcel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.1(a)
Adjacent Parcel Lease   . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.1(c)
Adjustment Amount   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.3(d)
Adjustment Sum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.3(d)
Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      [Introduction]
Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.1
Assumed Liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.4
Assumption Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  2.2(e)
Cash Purchase Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.3(a)
CERCLA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.4(k)
Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.1
Closing Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.1(f)
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.3(d)
Confidential Information  . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  5.11
Contiguous Parcel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.1(a)
Contingency Promissory Note   . . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.3(b)
Cost  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  5.15
Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      [Introduction]
Effective Time Balance Sheet  . . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.1(o)
Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.4(h)
ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  3.17(a)
Facilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  3.9
Governmental Body   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  3.6
Gross-Up Amount   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.3(d)
Hazardous Material  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.5(h)
HSR Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  3.6
Indemnified Party   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  9.3
Indemnifying Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  9.3
Interim Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.4(g)
IRS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  3.17(a)
Knowledge   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  3
Leased Original Parcel  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.1(c)
Legal Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  3.5
Lessor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.1(c)
Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  9.1
Mississippi Lease   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.1(c)
New Facility Parcel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.1(a)
NIMCO   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.1(c)
Office Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.2(a)
Original Facility Plant   . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.4(k)





                                      (vi)

TERMS DEFINED IN THIS AGREEMENT                                                      WHERE DEFINED
Owned Original Parcel   . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.1(a)
Owned Real Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  3.8
Park City Parcel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.1(b)
Parking Lot Lease   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.1(c)
Parking Lot Parcel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.1(c)
Piper   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      [Introduction]
Piper Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.1(j)
Piper Industries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.1(c)
Piper's Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.1(f)
Piper's Outside Accountant  . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.3(d)
Piper Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  3.3
Predecessors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  9.1(i)
Purchase Price Promissory Note  . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.3(b)
Purchasing Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      [Introduction]
Quanex  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      [Introduction]
Quanex Subsidiary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      [Introduction]
Real Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  3.4
Recapture Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.3(d)
Reports   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  4.6
Robbins   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      [Introduction]
Sammons   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      [Introduction]
Selling Parties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      [Introduction]
Selling Parties' Watch  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  3.9
Shareholder Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.2(d)
Surveys   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  6.6
Specified Compliance Problems   . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.4(n)
Specified Contamination Problems  . . . . . . . . . . . . . . . . . . . . . . .      Section  1.4(n)
Technology Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  1.1(i)
Title Commitments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  6.6
WARN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Section  9.1(e)





                                     (vii)

                        INDEX OF EXHIBITS AND SCHEDULES


         This Index of Exhibits and Schedules is solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.


 EXHIBITS:                                                                          WHERE REFERRED TO
 Exhibit A               --   Form of Technology Transfer Agreement  . . . . . .
                                                                                       Section  1.1(i)
 Exhibit B               --   Form of Purchase Price Promissory Note   . . . . .
                                                                                       Section  1.3(b)

 Exhibit C               --   Form of Contingency Promissory Note  . . . . . . .       Section  1.3(c)

 Exhibit D               --   Form of Mississippi deed   . . . . . . . . . . . .       Section  2.2(a)
 Exhibit E               --   Form of Utah deed  . . . . . . . . . . . . . . . .       Section  2.2(a)

 Exhibit F               --   Form of bill of sale   . . . . . . . . . . . . . .       Section  2.2(a)
 Exhibit G               --   Form of Assumption Agreement   . . . . . . . . . .       Section  2.2(e)

 Exhibit H               --   Form of Non-Competition Agreement  . . . . . . . .       Section  2.2(f)

 Exhibit I               --   Form   of   401(k)   Assumption   and   Termination
                              Agreement  . . . . . . . . . . . . . . . . . . . .       Section  2.2(f)
 Exhibit J               --   Form  of   Welfare  Benefit   Plan  Assumption  and
                              Termination Agreement                                    Section  2.2(f)

 Exhibit K               --   Description  of legal  opinion of  Burch,  Porter &
                              Johnson PLLC   . . . . . . . . . . . . . . . . . .       Section  2.2(g)
 Exhibit L               --   Description   of   legal  opinion   of  Fulbright &
                              Jaworski L.L.P.  . . . . . . . . . . . . . . . . .       Section  2.2(g)

 Exhibit M               --   Form of Agricultural Lease   . . . . . . . . . . .       Section  6.7


 SCHEDULES DELIVERED SEPARATELY AT SIGNING:

 Schedule 1.1(a)  --     Description of owned Mississippi property   . . . . . .
                                                                                       Section  1.1(a)

 Schedule 1.1(b)  --     Description of Utah property  . . . . . . . . . . . . .       Section  1.1(b)

 Schedule 1.1(c)(i)      --   Mississippi Lease  . . . . . . . . . . . . . . . .       Section  1.1(c)

 Schedule 1.1(c)(ii) --  Parking Lot Lease   . . . . . . . . . . . . . . . . . .       Section  1.1(c)

 Schedule 1.1(c)(iii)--  Description of Adjacent Parcel Lease  . . . . . . . . .       Section  1.1(c),
                                                                                       Section  3.9





                                     (viii)

 INDEX OF EXHIBITS AND SCHEDULES (CONT'D):                                          WHERE REFERRED TO
 Schedule 1.1(e)(i)      --   Description  of  furniture, fixtures,  tools, dies,
                              machinery,  equipment, vehicles  and other tangible
                              assets   . . . . . . . . . . . . . . . . . . . . .       Section  1.1(e),
                                                                                       Section  3.10

 Schedule 1.1(e)(ii) --  Equipment leases and other leases   . . . . . . . . . .       Section  1.1(e),
                                                                                       Section  1.4(b),
                                                                                       Section  3.10

 Schedule 1.1(g)  --     Description of accounts receivable  . . . . . . . . . .       Section  1.1(g)

 Schedule 1.1(j)  --     List of Piper Agreements  . . . . . . . . . . . . . . .       Section  1.1(j)

 Schedule 1.1(k)  --     Description of prepaid expenses   . . . . . . . . . . .       Section  1.1(k)

 Schedule 1.1(l)  --     Description of cash equivalents   . . . . . . . . . . .       Section  1.1(l)

 Schedule 1.1(o)  --     Effective Time Balance sheet  . . . . . . . . . . . . .       Section  1.1(o)

 Schedule 1.2(d)  --     Description of Shareholder Loans  . . . . . . . . . . .       Section  1.2(d)

 Schedule 1.4(c)  --     List of purchase orders   . . . . . . . . . . . . . . .       Section  1.4(c)

 Schedule 1.4(d)  --     List of sales commitments   . . . . . . . . . . . . . .       Section  1.4(d)

 Schedule 1.4(e)  --     Accounts payable  . . . . . . . . . . . . . . . . . . .       Section  1.4(e)

 Schedule 1.4(h)  --     Assumed claims  . . . . . . . . . . . . . . . . . . . .       Section  1.4(h)

 Schedule 1.4(m)  --     Welfare benefit plans being assumed   . . . . . . . . .       Section  1.4(m),
                                                                                       Section  1.5(g)

 Schedule 1.4(n)  --     Description of  heavy metals contamination identified by
                         Eckenfelder, Inc. in sediment of a  northern and western
                         ditches  at the  New Albany Plant;  description  of non-
                         hazardous waste burial area  identified by  Eckenfelder,
                         Inc.  northeast   of  the   plant  buildings;  list   of
                         shareholders, officers and directors  . . . . . . . . .       Section  1.4(n)

 Schedule 2.2(a)  --     Acceptable encumbrances on title  . . . . . . . . . . .       Section  2.2(a),
                                                                                       Section  6.6

 Schedule 2.2(b)  --     Non-transferable contracts  . . . . . . . . . . . . . .       Section  2.2(b)

 Schedule 2.3(c)  --     Allocation of purchase price  . . . . . . . . . . . . .       Section  2.3(c)

 Schedule 3              --   Persons who have or should have knowledge  . . . .       Section  3


 Schedule 3.3     --     Exceptions to title to Piper Stock  . . . . . . . . . .       Section  3.3

 Schedule 3.5     --     Exceptions to non-conflict with agreements  . . . . . .       Section  3.5

 Schedule 3.6     --     Required governmental filings   . . . . . . . . . . . .       Section  3.6





                                      (ix)

 INDEX OF EXHIBITS AND SCHEDULES (CONT'D):                                          WHERE REFERRED TO
 Schedule 3.7     --     Description  of  material adverse  changes  in financial
                         condition since March 31, 1996  . . . . . . . . . . . .       Section  3.7

 Schedule 3.8     --     Exceptions to title to Assets   . . . . . . . . . . . .       Section  3.8

 Schedule 3.9     --     List of violations  with respect to real  properties and
                         improvements  thereon  and  environmental  reports   and
                         exceptions to hazardous material representation   . . .       Section  3.9

 Schedule 3.10    --     Use of underground storage tanks  . . . . . . . . . . .       Section  3.10

 Schedule 3.11    --     List  of contracts  and indication  whether  contract is
                         with affiliates   . . . . . . . . . . . . . . . . . . .       Section  3.11,
                                                                                       Section  7.5
 Schedule 3.12    --     Exceptions  to  representation  relating  to   hazardous
                         material  . . . . . . . . . . . . . . . . . . . . . . .       Section  3.12

 Schedule 3.13    --     Litigation and other claims   . . . . . . . . . . . . .       Section  3.13

 Schedule 3.16    --     Exceptions to employee matters representations  . . . .       Section  3.16

 Schedule 3.17    --     List  of employee  benefit  plans and  arrangements  and
                         certain exceptions  . . . . . . . . . . . . . . . . . .       Section  3.17

 Schedule 3.18    --     List of licenses, permits, etc. and certain exceptions        Section  3.18

 Schedule 3.19    --     Description of insurance policies   . . . . . . . . . .       Section  3.19

 Schedule 3.21    --     List of intellectual property and certain exceptions  .       Section  3.21

 Schedule 5.1(d)  --     New agreements relating to real property  . . . . . . .       Section  5.1(d)

 SCHEDULES TO BE DELIVERED AT CLOSING:

 Schedule 1.1(g)-A       --   Update of accounts receivable schedule . . . . . .       Section  1.1(g),
                                                                                       Section  2.2(h)

 Schedule 1.1(j)-A       --   Update of Piper Agreements schedule  . . . . . . .       Section  1.1(j),
                                                                                       Section  2.2(h)

 Schedule 1.4(c)-A       --   Update of purchase order schedule  . . . . . . . .       Section  1.4(c),
                                                                                       Section  2.2(h)

 Schedule 1.4(d)-A       --   Update of sales order schedule   . . . . . . . . .       Section  1.4(d),
                                                                                       Section  2.2(h)

 Schedule 1.4(e)-A       --   Update of payables schedule  . . . . . . . . . . .       Section  1.4(e),
                                                                                       Section  2.2(h)





                                      (x)

                            ASSET PURCHASE AGREEMENT


                 THIS AGREEMENT (this "Agreement") dated July 31, 1996, and effective at 11:59 p.m. mountain time on March 29, 1996 (the "Effective Time"), is among Quanex Corporation, a Delaware corporation ("Quanex"), Piper Impact, Inc. (formerly named "Quanex Aluminum, Inc."), a Delaware corporation ("Quanex Subsidiary"), Piper Impact, Inc., a Tennessee corporation ("Piper"), B. F. Sammons ("Sammons") and Marshall W. Robbins ("Robbins").

                 WHEREAS, Quanex Subsidiary wishes to acquire the assets of Piper and Piper wishes to sell its assets to Quanex Subsidiary;

                 WHEREAS, Quanex owns all of the outstanding capital stock of Quanex Subsidiary; and

                 WHEREAS, Sammons and Robbins own substantially all of the outstanding capital stock of Piper;

                 NOW THEREFORE, in consideration of the mutual agreements and covenants contained in this Agreement and for other good, fair and valuable consideration, the receipt and sufficiency of which are acknowledged, Piper, Sammons and Robbins (together, the "Selling Parties") and Quanex and Quanex Subsidiary (together, the "Purchasing Parties") agree as follows:

                 1. ASSETS TO BE PURCHASED, CONSIDERATION TO BE PAID AND LIABILITIES TO BE ASSUMED.

                 1.1 ASSETS TO BE PURCHASED. In reliance on the representations and warranties contained in this Agreement, and on the terms and subject to the conditions set forth in this Agreement, at the closing described in Section 2 of this Agreement (the "Closing"), Quanex Subsidiary shall purchase from Piper and Piper shall sell, transfer, convey and deliver to Quanex Subsidiary the following assets:

                          (a) MISSISSIPPI LAND. The four parcels of an aggregate of approximately 178 acres of land more specifically described in Schedule 1.1(a) to this Agreement located in New Albany, Mississippi, and consisting of (i) the parcel (the "Owned Original Parcel") that is owned by Piper and constitutes a portion of Piper's facility at 922 State Highway 15 North in New Albany, Mississippi,
         (ii) the parcel (the "Contiguous Parcel") that is owned by Piper and is contiguous to the Owned Original Parcel, (iii) the parcel (the "Adjacent Parcel") that is owned by Piper and is located near the Owned Original Parcel on the opposite side of State Highway 15 North in New Albany, Mississippi, and (iv) the parcel (the "New Facility Parcel") located on Union County Road 269 in New Albany, Mississippi;

                          (b) UTAH LAND. The parcel (the "Park City Parcel") of approximately eight acres of land more specifically described in SCHEDULE 1.1(b) to this Agreement, located in Park City, Utah;

                          (c) MISSISSIPPI LEASES. The rights of Piper under (i) that certain Industrial Enterprise Contract dated March 19, 1958, between the Board of Supervisors of Union County, Mississippi, acting for and in behalf of Supervisor's District No. 3 of said county ("Lessor"), and National Impact Metal Corporation, a Mississippi corporation ("NIMCO"), as lessee, as amended by that certain Supplemental Industrial Enterprise Contract dated January 24, 1961, between Lessor and NIMCO, and as assigned pursuant to an Acknowledgment of Lease and Assignment dated March 31, 1986, among Lessor, Piper Industries, Inc., a Tennessee corporation ("Piper Industries") and Piper, which is SCHEDULE 1.1(c)(i) to this Agreement (the "Mississippi Lease") relating to the parcel (the "Leased Original Parcel") of approximately ten acres of land more specifically described in the Mississippi Lease and that constitutes a portion of Piper's facility at 922 State Highway 15 North in New Albany, Mississippi; (ii) that certain Lease Agreement dated February 15, 1995, between Master-Bilt Products, as lessor, and Piper, as lessee, which is SCHEDULE 1.1(c)(ii) to this Agreement (the "Parking Lot Lease") relating to the parking lot (the "Parking Lot Parcel") more specifically described in the Parking Lot Lease and that is located at or near Piper's facility at 922 State Highway 15 North in New Albany, Mississippi; and (iii) that certain oral lease agreement between Piper, as lessor, and Lamar Frazier, as lessee, described in SCHEDULE 1.1(c)(iii) to this Agreement (the "Adjacent Parcel Lease") relating to the Adjacent Parcel (which is to be amended and novated as described in Section 6.7 of this Agreement);

                          (d) BUILDINGS AND IMPROVEMENTS. All buildings and other improvements located on the Owned Original Parcel, the Contiguous Parcel, the Adjacent Parcel, the New Facility Parcel and the Park City Parcel and Piper's interest in any buildings and other improvements owned by Piper located on the Leased Original Parcel and the Parking Lot Parcel;

                          (e) OTHER TANGIBLE ASSETS. All furniture, fixtures, tools, dies, machinery, equipment, vehicles and other rolling stock owned by Piper, including without limitation those items listed in SCHEDULE 1.1(e)(i) to this Agreement, and any rights and interests of Piper under the equipment leases and other leases described in SCHEDULE 1.1(e)(ii) to this Agreement;

                          (f) INVENTORY. All inventory relating to Piper's impact extrusion production business ("Piper's Business") as of 11:59 p.m. mountain time on the day immediately preceding the date of the Closing (the "Closing Time");

                          (g) ACCOUNTS RECEIVABLE. All accounts receivable described in SCHEDULE 1.1(g) to this Agreement, which reflects the accounts receivable of Piper as of July 31, 1996, and all additional accounts receivable of Piper as of the Closing Time, which additional accounts receivable will be described on SCHEDULE 1.1(g)-A, to be delivered by Piper to the Purchasing Parties at the Closing;

                          (h) INTELLECTUAL PROPERTY. The rights of Piper to (i) the trade names or trademarks "Piper" and "Piper Impact", including package design and the right to use all existing packages, invoices, letterhead, envelopes and the like using those names or marks, (ii) any other trade names or trademarks and similar rights owned by Piper or used in Piper's Business, (iii) patents and patent applications, copyrights and copyright applications applied for, issued to or owned by Piper or used in Piper's Business and (iv) processees, know-how, tool and die technology, other technology, inventions, formulae, trade secrets and computer programs owned by Piper or used in Piper's Business;

                          (i) TECHNOLOGY TRANSFER AGREEMENT. The rights to be acquired by the Purchasing Parties under the Technology Transfer Agreement in substantially the form attached to this Agreement as EXHIBIT A (the "Technology Agreement") to be executed and delivered at or before the Closing;

                          (j) Piper Agreements. The rights of Piper under those agreements described in SCHEDULE 1.1(j) to this Agreement, which describes those agreements to be transferred to Quanex Subsidiary at the Closing known to the Selling Parties as of the date of this Agreement, and all additional agreements to which Piper is a party, which will be transferred to Quanex Subsidiary at the Closing and which exist as of the Closing Time, which additional agreements will be described in SCHEDULE 1.1(j)-A, to be delivered by Piper to the Purchasing Parties at the Closing (the agreements described in SCHEDULES 1.1(j) and SCHEDULE 1.1(j)-A being referred to as the "Piper Agreements"); provided, however, that the rights to the Piper Agreements transferred hereunder shall not include those rights relating to the operation of Piper's Business before the Effective Time, which rights shall be deemed to be excluded assets under Section
         1.2 of this Agreement;

                          (k) PREPAID EXPENSES. The prepaid expenses and deposits described in SCHEDULE 1.1(k) to this Agreement;

                          (l) CASH AND CASH EQUIVALENTS. All cash and cash equivalents of Piper and any bank, money market, investment, brokerage or other accounts of Piper, including, but not limited to, those described in SCHEDULE 1.1(l) to this Agreement;

                          (m) CERTAIN WARRANTY RIGHTS. Subject to the provisions of subsection 1.2(f) of this Agreement, all rights of Piper under express or implied warranties from Piper's suppliers;

                          (n)     RECORDS.  All books, records and
         correspondence owned by Piper, including, but not limited to, customer and supplier records, production records, employment records and any confidential information that has been reduced to writing or stored electronically;

                          (o) TAX ACCOUNTS. All tax accounts that are reflected or accrued on the unaudited balance sheet of Piper as of March 29, 1996, which balance sheet is Schedule 1.1(o) to this Agreement (the "Effective Time Balance Sheet"); and

                          (p)     OTHER ASSETS.  Subject to the provisions of
         Section 1.2 of this Agreement, all other assets used or useful to Piper's Business and owned by Piper as of Closing Time, wherever located, even if not named or described on a schedule to this Agreement or in any financial statements of Piper, including, but not limited to, goodwill, supplies, contract rights, other tangible assets and all other assets used by or useful to Piper in Piper's Business (to the extent Piper owns such assets or has any rights with respect to such assets) or otherwise owned by Piper.

The term "Assets" as used in this Agreement shall mean the assets described in subsections 1.1(a) through 1.1(p) above, excluding the assets described in
Section 1.2 of this Agreement.

                 1.2 ASSETS RELATING TO PIPER'S BUSINESS NOT TO BE PURCHASED PURSUANT TO THIS AGREEMENT. Specifically excluded from any assets to be purchased pursuant to this Agreement are:

                          (a) OFFICE LEASE. The rights of Piper under any lease agreement relating to Piper's administrative offices in Memphis, Tennessee (the "Office Lease");

                          (b) TAX MATTERS. All amounts representing any rights to tax refunds or other tax payments that are not reflected or accrued on the Effective Time Balance Sheet;

                          (c) RIGHTS TO CLAIMS. All rights of Piper pursuant to any lawsuits or other claims involving Piper's Business based on events occurring before the Effective Time other than those rights included within the Assumed Liabilities described in subsections 1.4(g), 1.4(h), 1.4(k) and 1.4(n) of this Agreement;

                          (d) CERTAIN RECEIVABLES. Amounts reflected on Piper's books and records as of the Effective Time as receivables by Piper pursuant to loans and advances made by Piper to Sammons, Robbins and other shareholders of Piper and their family members described on
         SCHEDULE 1.2(d) to this Agreement (the "Shareholder Loans"), which receivables equal $0 in the aggregate;

                          (e) CORPORATE RECORDS. The minute book and stock transfer records of Piper and such other corporate records that relate directly and solely thereto; and

                          (f) CERTAIN WARRANTY RIGHTS. The rights of Piper under express or implied warranties from Piper's suppliers to the extent the exercise of those rights by Piper is necessary or useful in connection with any product liability claims not assumed by the Purchasing Parties pursuant to this Agreement.

                 1.3      CONSIDERATION.

                 (a) CASH PURCHASE PRICE. In reliance on the representations and warranties of the Selling Parties contained in this Agreement, and on the terms and subject to the conditions set forth in this Agreement, at the Closing, Quanex or Quanex Subsidiary shall pay Piper, as consideration for the transfer and delivery of the Assets by Piper, an aggregate cash purchase price of $2,000,000 (the "Cash Purchase Price"). The Cash Purchase Price shall be paid by wire transfer of immediately available funds to the account designated by Piper in writing to Quanex at least two business days before the Closing.

                 (b) PROMISSORY NOTE PURCHASE PRICE. In reliance on the representations and warranties of the Selling Parties contained in this Agreement, and on the terms and subject to the conditions set forth in this Agreement, at the Closing, Quanex and Quanex Subsidiary shall, in addition to paying the Cash Purchase Price, execute and deliver to Piper the promissory note in substantially the form attached to this Agreement as EXHIBIT B (the "Purchase Price Promissory Note").

                 (c) CONTINGENCY PROMISSORY NOTE. In reliance on the representations and warranties of the Selling Parties contained in this Agreement, and on the terms and subject to the conditions set forth in this Agreement, at the Closing, Quanex and Quanex Subsidiary shall, in addition to paying the Cash Purchase Price and delivering the Purchase Price Promissory Note, execute and deliver to Piper the promissory note in substantially the form attached to this Agreement as EXHIBIT C (the "Contingency Promissory Note").

                 (d) DETERMINATION OF ADJUSTMENT AMOUNT PURSUANT TO THE PURCHASE PRICE PROMISSORY NOTE. Within 90 days after the date of the Closing, the accounting firm of Whitehorn, Tankersley & Co., CPA's ("Piper's Outside Accountant") shall determine (i) the amount of federal income taxes and any state taxes payable by Sammons, Robbins and the other shareholders of record of Piper as a result of any gain to be recognized as ordinary income, rather than capital gain, by Piper pursuant to Section 1245 and Section 1250 of the Internal Revenue Code of 1986, as amended (the "Code"), as a result of Piper's sale of the Assets to Quanex Subsidiary pursuant to this

Agreement (the "Recapture Amount") and (ii) the amount of any additional federal income taxes and any additional state taxes payable by Sammons, Robbins and the other shareholders of record of Piper arising from their receipt of the Recapture Amount (the "Gross-Up Amount"), but excluding any additional taxes payable by Sammons, Robbins or any other record shareholder of Piper arising from receipt of the Gross-Up Amount. The Recapture Amount shall be calculated on the basis of a December 31, 1996, tax year. Within that 90-day period, Piper's Outside Accountant shall provide a reasonably detailed written report to the Selling Parties, the Purchasing Parties and Deloitte & Touche L.L.P. setting forth its calculation of the Recapture Amount and the Gross-Up Amount. The Purchasing Parties and Deloitte & Touche L.L.P. shall have ten days to review the report and to notify Piper's Outside Accountant and the Selling Parties in writing of any objections to the contents of the report. If that notice has not been given within the ten-day period, the post-closing purchase price adjustment described in this subsection 1.3(d) shall be based on Piper's Outside Accountant's report. If, however, the Purchasing Parties or Deloitte & Touche L.L.P. has given the notice of objection within the ten-day period and Deloitte & Touche L.L.P., the Purchasing Parties, Piper's Outside Accountant and the Selling Parties cannot agree on appropriate changes to be made to the report within five days after the expiration of that ten-day period, then the Selling Parties and Quanex shall submit the report, along with the written objections of the Purchasing Parties or Deloitte & Touche L.L.P., to the Houston, Texas, office of Ernst & Young L.L.P., who shall finally determine the contents of the report, and the post-closing purchase price adjustment described in this subsection 1.3(d) shall be based on the report as so adjusted by Ernst & Young L.L.P. The Selling Parties shall instruct Piper's Outside Accountant to make available to the Purchasing Parties and Deloitte & Touche L.L.P. all of its work papers and any other papers related to Piper's Outside Accountant's reports described in this subsection 1.3(d) and, if the Purchasing Parties so request and Ernst & Young L.L.P. is requested to conduct the review described in this subsection 1.3(d), the Selling Parties shall instruct Piper's Outside Accountant to make available to Ernst & Young L.L.P. all of Piper's Outside Accountant's work papers and any other papers related to Piper's Outside Accountant's reports described in this subsection 1.3(d). If the sum of the Recapture Amount and the Gross-Up Amount reflected in the final report (the "Adjustment Sum") exceeds $4,720,000, the "Adjustment Amount" referred to in the Purchase Price Promissory Note shall be an amount equal to the sum of that excess and $1,720,000. If $4,720,000 exceeds the Adjustment Sum, the "Adjustment Amount" referred to in the Purchase Price Promissory Note shall be an amount equal to $1,720,000 less the amount of that excess. If Ernst & Young L.L.P. is requested to review and adjust the report of Deloitte & Touche L.L.P. pursuant to the provisions of this subsection 1.3(d), each of Quanex and Piper shall pay one-half of the fees of the Ernst & Young L.L.P. and costs in connection with its services. The Selling Parties and the Purchasing Parties shall cooperate to determine the Adjustment Amount before December 1, 1996.

                 (e) POST-CLOSING ADJUSTMENTS TO CONTINGENCY PROMISSORY NOTE. Adjustments to the principal amount of the Contingency Promissory Note shall be made in accordance with the terms of the Contingency Promissory Note.

                 1.4 LIABILITIES AND OBLIGATIONS TO BE ASSUMED. In reliance on the representations and warranties of the Selling Parties contained in this Agreement and on the terms and subject to the conditions set forth in this Agreement, at the Closing, Quanex and Quanex Subsidiary shall jointly and severally assume the following specified liabilities and obligations, subject to the provisions of Section 1.5 of this Agreement (the "Assumed Liabilities"):

                 (a) MISSISSIPPI LEASE. All of Piper's obligations and liabilities accrued after the Effective Time under the Mississippi Lease, the Parking Lot Lease and the Adjacent Parcel Lease, except with respect to obligations or liabilities, if any, relating to environmental matters arising before the Closing Time;

                 (b) EQUIPMENT LEASES. All of Piper's liabilities and obligations pursuant to the equipment leases and other leases described in SCHEDULE 1.1(e)(ii) to this Agreement;

                 (c) PURCHASE ORDERS. All contracts or purchase orders to acquire goods or services listed in SCHEDULE 1.4(c) to this Agreement and such other contracts and purchase orders to acquire goods or services that exist as of the Closing Time, which other contracts or purchase orders will be listed on SCHEDULE 1.4(c)-A to be delivered by Piper to the Purchasing Parties at the Closing;

                 (d) SALES COMMITMENTS. All sales orders and obligations listed in SCHEDULE 1.4(d) to this Agreement providing for the manufacture and delivery of impact extrusion products to Piper's customers and such other sales orders and obligations providing for the manufacture and delivery of impact extrusion products to Piper's customers, which will be listed on SCHEDULE 1.4(d)-A to be delivered by Piper to the Purchasing Parties at the Closing;

                 (e) PAYABLES. All of Piper's accounts payable and notes payable set forth in SCHEDULE 1.4(e) to this Agreement, which reflects the accounts payable and notes payable of Piper as of July 31, 1996, and all additional accounts payable of Piper as of the Closing Time, which additional accounts payable will be described on SCHEDULE 1.4(e)-A to be delivered by Piper to the Purchasing Parties at the Closing;

                 (f) PIPER AGREEMENTS. All of Piper's obligations and liabilities under the Piper Agreements relating to the operation of Piper's Business after the Effective Time;

                 (g) TAX ACCOUNTS. All tax accounts that are reflected as accrued on the Effective Time Balance Sheet;

                 (h) CLAIMS. All of Piper's obligations and liabilities pursuant to those suits, actions, proceedings, investigations and claims described in SCHEDULE 1.4(h) to this Agreement;

                 (i) PRODUCT REPLACEMENT. All obligations to repurchase or replace products produced by Piper in Piper's Business after the Effective Time and returned by the purchasers thereof;

                 (j) PRODUCT LIABILITY. Any product liability (other than obligations assumed pursuant to subsection 1.4(i) of this Agreement) relating to products produced by Piper in Piper's Business (i) after the Effective Time and before the Closing Time (the "Interim Period"), but only to the extent that the liability exceeds Piper's insurance coverage with respect to the liability, and (ii) after the Closing Time, regardless of the amount of Piper's insurance coverage;

                 (k) GENERAL LIABILITIES AFTER THE EFFECTIVE TIME. All obligations and liabilities relating to Piper's Business reflected or accrued on the Effective Time Balance Sheet or accrued after the Effective Time, other than product liability relating to products produced by Piper in Piper's Business, which is governed by subsection 1.4(j) of this Agreement;

                 (l)      SECTION 401(k) PLAN.  Subject to the provisions of
         Section 1.5 of this Agreement and as provided in the 401(k) Assumption and Termination Agreement described in Section 2.2(f) of this Agreement, all liabilities with respect to the Piper Impact, Inc. 401(k) Plan accruing after the Effective Time;

                 (m) WELFARE BENEFIT LIABILITIES. Subject to the provisions of Section 1.5 of this Agreement and as provided in the Welfare Benefit Plan Assumption and Termination Agreement described in
         Section 2.2(f) of this Agreement, all liabilities with respect to the welfare benefit plans identified in SCHEDULE 1.4(m) to this Agreement accruing after the Effective Time; and

                 (n) CERTAIN ENVIRONMENTAL LIABILITIES. Any liability of Piper (and any liability of Piper's shareholders, directors and officers named in SCHEDULE 1.4(n) to this Agreement, in such capacities):

                          (i) to investigate and remediate or correct, to such extent, in such manner and according to such schedule as may be required by any regulatory authority exercising its jurisdiction pursuant to any Environmental Law (as defined below) the tetrachloroethene contamination (including impurities and degradation products of tetrachloroethene, as well as toluene, chlorobenzene and dichlorobenzene) in soil and groundwater (as identified by Eckenfelder, Inc. in its pre-Closing investigation) at or migrating from Piper's facility located at the Owned Original Parcel, the Leased Original Parcel, the Contiguous Parcel and the Adjacent Parcel (the "Original Facility Plant") (including but not limited to, and as required, groundwater remediation, any construction of slurry walls, any measures to contain contaminated soil, any soil excavation and treatment/disposal, any septic tank cleanout, any relocation of manufacturing equipment necessary for remediation, any demolition, removal/disassembling or installation/reassembly of a facility, and any indirect costs or costs of business interruption related to the investigation or remediation) and the heavy metals contamination as identified by Eckenfelder, Inc. in its pre-closing investigation only as follows: in sediments of certain northern and western ditches, in and under the wastewater holding pond, and in and under the wastewater treatment facility at the Original Facility Plant, as identified in
                 SCHEDULE 1.4(n) to this Agreement (the "Specified
                 Contamination Problems"); and

                          (ii) to implement the following measures to such
                 extent and in such manner as may be required by any Environmental Laws to correct possible non-compliance with Environmental Laws at the Original Facility Plant: (u) to upgrade or replace the wastewater holding pond and treatment system (including installing aboveground tanks or taking alternative actions to correct such non-compliance), (v) to upgrade the sanitary wastewater treatment system, (w) to complete any steps necessary to obtain a stormwater discharge permit, (x) to provide for closure of the non-hazardous waste burial area identified in SCHEDULE 1.4(n) to this Agreement (but only to the extent such area contains materials that are non-hazardous), (y) up to a maximum cost of $100,000, to complete any steps required by regulatory authorities to obtain a Title V air operating permit, including supplementing or amending the Title V permit application currently pending before MDEQ and (z) to conduct certain administrative compliance program updates consisting of preparing an oil spill prevention control and countermeasures plan, conducting an asbestos survey, preparing an asbestos operations and maintenance plan, and correcting as necessary any toxic release inventory reports (the "Specified Compliance Problems").

         For purposes of this Agreement, "Environmental Laws" shall mean all federal, state and local laws now or hereafter in effect relating to pollution or protection of the environment, including common law decisions, statutes and any other laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment

(including without limitation ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, removal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (and including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., as amended; the Clean Air Act, 42 U.S.C. Section 7401 et seq., as amended; and state and federal environmental lien and cleanup requirements), and all regulations promulgated or approved under those laws, and orders issued or entered in connection with those laws, by a federal, state or local environmental agency.

                 1.5 LIABILITIES NOT TO BE ASSUMED. Neither Quanex nor Quanex Subsidiary shall assume:

                          (a) CERTAIN AGREEMENTS. Any obligations of Piper pursuant to the Office Lease (including without limitation any accounts payable pursuant to the Office Lease at the Effective Time);

                          (b) TAX MATTERS. Any amounts representing taxes paid, accrued or payable that are not accrued on the Effective Time Balance Sheet;

                          (c) CERTAIN PAYABLES. Amounts reflected on Piper's books and records as of the Effective Time as payables by Piper to Sammons, Robbins and other shareholders of Piper and their family members, which payables equal $2,580,000;

                          (d)     PRODUCT REPLACEMENT.  Subject to the
         provisions of Section 5.13 of this Agreement, any obligation to repurchase or replace products produced by Piper in Piper's Business before the Effective Time and returned by the purchasers thereof;

                          (e) PRODUCT LIABILITY. Any product liability (other than obligations described in subsection 1.5(d) of this Agreement) relating to products produced by Piper in Piper's Business
         (i) during the Interim Period, but only to the extent the liability does not exceed Piper's insurance coverage with respect to the liability, and (ii) before the Effective Time, regardless of the amount of Piper's insurance coverage;

                          (f) SECTION 401(k) PLAN. Any liabilities with respect to the Piper Impact, Inc. 401(k) Plan arising from acts or omissions that occur during the Interim Period and that constitute breaches or violations of, or conflicts with, any Legal Requirements or the terms of the Piper Impact, Inc. 401(k) Plan;

                          (g) Welfare Benefit Liabilities. Any liabilities with respect to the welfare benefit plans identified in SCHEDULE 1.4(m) to this

         Agreement arising from acts or omissions that occur during the Interim Period and that constitute breaches or violations of, or conflicts with, any Legal Requirements or the terms of such welfare benefit plans;

                          (h) GENERAL OBLIGATIONS. Except as specified in subsections 1.4(g), 1.4(h), 1.4(k) and 1.4(n) of this Agreement, obligations and liabilities relating to Piper's Business accrued before the Effective Time;

                          (i) SPECIFIED ENVIRONMENTAL MATTERS. Except as specified in subsection 1.4(n) of this Agreement or as specified by the penultimate sentence of the last paragraph of subsection 9.1(j) of this Agreement, liabilities of any kind with respect to the Specified Contamination Problems or the Specified Compliance Problems, including without limitation any liabilities for governmental claims seeking fines, penalties or natural resource damages, and any liabilities for third party claims alleging property damage or personal injury; and

                          (j) OTHER ENVIRONMENTAL MATTERS. Except as specified in subsection 1.4(n) of this Agreement, liabilities of any kind relating to Environmental Laws or Hazardous Material (as defined below) arising from ownership or use of the Assets before the Closing Time or the conduct of Piper's Business before the Closing Time.

"Hazardous Material" means all those materials, wastes or substances that are regulated by, or that may form the basis of liability under, any Environmental Law, including all materials, wastes or substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, hazardous chemical, special waste, hazardous substance, hazardous material, or toxic substance. Without limiting the generality of the foregoing, the term "Hazardous Material" includes, but is not limited to, any material, waste or substance that contains petroleum or any fraction thereof, asbestos, or polychlorinated biphenyls, or that is flammable, explosive or radioactive.

         2.      CLOSING.

                 2.1 TIME AND PLACE OF THE CLOSING. The closing of the transactions described in this Agreement shall take place at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas at 10:00 o'clock a.m. central time on August 9, 1996, or such other place, time, and date as the parties may agree on in writing. Failure to consummate the transactions described in this Agreement at or before such time shall not result in a termination of this Agreement or relieve any party to this Agreement of any obligation under this Agreement, except as otherwise provided in Article 8 of this Agreement.

                 2.2      ACTIONS TO BE TAKEN AT THE CLOSING.

                 (a) DOCUMENTS TRANSFERRING ASSETS. At the Closing, Piper shall deliver to Quanex Subsidiary the general warranty deeds in substantially the forms attached to this Agreement as EXHIBITS D and E, a bill of sale in substantially the form attached to this Agreement as EXHIBIT F, such other deeds, bills of sale, endorsements and assignments as are customary in the jurisdiction in which the property being transferred is located and other good and sufficient instruments of transfer, conveyance, sale and assignment duly executed and sufficient to convey and transfer the Assets to Quanex Subsidiary free and clear of all liens, judgments, charges and encumbrances except those set forth in SCHEDULE 2.2(a).

                 (b) PROVISION FOR UNASSIGNABLE CONTRACTS. The Purchasing Parties acknowledge that Piper's ability to assign its rights under the contracts included within the Assets identified on SCHEDULE 2.2(b) to this Agreement may be subject to receipt of written consent from other parties. Piper shall use its best efforts to obtain those consents as soon as possible after the date of this Agreement. To the extent that any consent is required, this Agreement shall not constitute an agreement to assign a contract if an attempted assignment would constitute a breach of the contract. If any contract cannot, in the reasonable opinion of Piper's counsel, be transferred effectively without the consent of a third party, and Piper is unable to obtain that consent even after using its best efforts to do so, Piper shall only be obligated to assure Quanex Subsidiary of the benefits of the contract at Piper's cost and expense; provided, however, that Piper shall not have any obligation to pay any transfer fees or similar costs imposed by any parties to such contracts as a condition to obtaining such consents. At the Closing, Piper shall execute and deliver to Quanex Subsidiary such documentation that, in the reasonable opinion of Quanex's counsel, assures Quanex Subsidiary of those benefits.

                 (c) PAYMENT OF PURCHASE PRICE. At the Closing, the Purchasing Parties shall pay the Cash Purchase Price in the manner described in subsection 1.3(c) of this Agreement.

                 (d) PROMISSORY NOTES. At the Closing, the Purchasing Parties shall execute and deliver to Piper the Purchase Price Promissory Note and the Contingency Promissory Note.

                 (e) ASSUMPTION AGREEMENT. At the Closing, the Purchasing Parties shall deliver an assignment and assumption agreement in the form of EXHIBIT G to this Agreement (the "Assumption Agreement") pursuant to which they shall assume and agree to be liable for performance of the Assumed Liabilities.

                 (f) CERTAIN ADDITIONAL AGREEMENTS. At the Closing the parties to this Agreement, as applicable, shall execute and deliver, or cause to be executed and delivered, the Technology Transfer Agreement, the Non-Competition Agreement in substantially the form attached to this Agreement as EXHIBIT H, the 401(k) Assumption and Termination Agreement in substantially the form attached to this Agreement as

EXHIBIT I and the Welfare Benefit Plan Assumption and Termination Agreement in substantially the form attached to this Agreement as EXHIBIT J.

                 (g) LEGAL OPINIONS. At the Closing, the Selling Parties shall cause Burch, Porter & Johnson PLLC, counsel to Piper, to deliver a written opinion to the Purchasing Parties, to the effect described on EXHIBIT K to this Agreement, and the Purchasing Parties shall cause Fulbright & Jaworski L.L.P., counsel to the Purchasing Parties to deliver its written opinion to Piper, to the effect described on EXHIBIT L to this Agreement.

                 (h) CERTAIN UPDATED SCHEDULES. At the Closing, the Selling Parties shall provide Quanex Subsidiary with SCHEDULE 1.1(g)-A, which relates to receivables and is described in subsection 1.1(g) of this Agreement,
SCHEDULE 1.1(j)-A, which relates to Piper's Agreements and is described in subsection 1.1(j) of this Agreement, SCHEDULE 1.4(c)-A, which relates to purchase orders and is described in subsection 1.4(c) of this Agreement,
SCHEDULE 1.4(d)-A, which relates to sales orders and is described in subsection 1.4(d) of this Agreement, and SCHEDULE 1.4(e)-A, which relates to payables and is described in subsection 1.4(e) of this Agreement.

                 (i) COMPLIANCE CERTIFICATES. At the Closing, (i) the Selling Parties shall deliver to Quanex a certificate dated as of the date of the Closing and executed by Sammons as the chief executive officer of Piper, and Sammons and Robbins, as individuals, stating that the representations made by the Selling Parties in this Agreement are accurate as of the date of the Closing and that all covenants, agreements and conditions required by this Agreement to be performed or fulfilled by the Selling Parties before the Closing have been performed, and (ii) the Purchasing Parties shall deliver to Piper a certificate dated the date of the Closing and executed by the president or any vice president of each of Quanex and Quanex Subsidiary stating that the representations made by the Purchasing Parties in this Agreement are accurate as of the date of the Closing and that all covenants, agreements and conditions required by this Agreement to be performed or fulfilled by the Purchasing Parties before the Closing have been performed or fulfilled.

                 (j) CERTIFICATES OF INCUMBENCY AND AUTHORITY. At the Closing, (i) Piper shall deliver to the Purchasing Parties a properly executed certificate of corporate incumbency and resolutions authorizing Sammons to sign this Agreement and all related documents on behalf of Piper and (ii) the Purchasing Parties shall deliver to Piper a properly executed certificate of corporate incumbency and resolutions authorizing the individuals signing this Agreement and all related documents to do so on behalf of Quanex and Quanex Subsidiary.

                 (k) OTHER DOCUMENTS TO BE DELIVERED. At the Closing, the parties to this Agreement shall deliver or shall cause to be delivered such other documents as a party may reasonably require to evidence compliance with the covenants contained in this Agreement and the fulfillment of the conditions contained in this Agreement.

                 (l) FORM OF DOCUMENTS DELIVERED. Each document delivered at or before the Closing pursuant to this Section 2.2 shall be in form reasonably satisfactory to counsel for each of the parties to this Agreement, shall be appropriately executed and, if applicable, shall be in form suitable for filing. Except with respect to any promissory notes, each party to this Agreement shall deliver such number of executed agreements, certificates and opinions as the parties to this Agreement may reasonably request.

                 (m) TIMING OF ACTIONS TO BE TAKEN AT THE CLOSING. All actions to be taken at the Closing shall be deemed to occur concurrently. To effect the concurrent payment of consideration, transfer of the Assets, assumption of the Assumed Liabilities and recordation of title with respect to the real property that constitutes a portion of the Assets, the Purchasing Parties and the Selling Parties agree that they shall take the following steps in the following order at the Closing: first, all documents to be executed or delivered in connection with the Closing shall be so executed and delivered; second, any deeds or other instruments that are required to be recorded with respect to the real property that constitutes a portion of the Assets shall be recorded; and third, the Purchasing Parties shall commence the wire transfer of the Cash Purchase Price. Unless the parties otherwise agree, no escrow fund will be required to be established in connection with the Closing.

                 2.3      CERTAIN ACTIONS TO BE TAKEN AFTER THE CLOSING.

                 (a) PURCHASING PARTIES' OBLIGATIONS. If, at any time after the Closing, demand is made on a Selling Party for payment or performance under any contract, agreement, commitment, plan, arrangement or obligation in respect of any Assumed Liability, a Selling Party shall immediately notify Quanex Subsidiary of the demand in writing and Quanex or Quanex Subsidiary shall make the payment or provide the performance on behalf of the Selling Parties in accordance with the requirements of the agreement or obligation or any judgment rendered in respect of the Assumed Liability. Failing payment or performance by Quanex or Quanex Subsidiary, unless (i) Quanex or Quanex Subsidiary is contesting the Assumed Liability diligently by appropriate proceedings instituted in good faith, (ii) Quanex or Quanex Subsidiary has agreed to the satisfaction of the Selling Parties to indemnify the Selling Parties on a current basis for any increased costs, including without limitation defense costs and any increased liability, resulting from the contest, and (iii) Quanex or Quanex Subsidiary is so indemnifying the Selling Parties on a current basis, the Selling Parties may make the payment or provide the performance and, if the Selling Parties do so, Quanex or Quanex Subsidiary shall promptly, upon written demand of a Selling Party, reimburse a Selling Party for the amount of a Selling Party's payment or pay a Selling Party's cost of performance, as applicable.

                 (b) PIPER'S OBLIGATIONS. If, at any time after Closing, demand is made on a Purchasing Party for payment or performance under any contract, agreement, commitment, plan, arrangement or obligation relating to the Assets or to Piper's Business with respect to any liability that is not an Assumed Liability, a Purchasing Party shall immediately notify the Selling Parties of the demand in writing and Piper, Sammons or Robbins shall make the payment or provide the performance on behalf of the Purchasing Parties with respect to the liability or obligation or any judgment rendered with respect to the liability. Failing payment or performance by the Selling

Parties, unless (i) the Selling Parties are contesting the liability diligently by appropriate proceedings instituted in good faith, (ii) the Selling Parties have agreed to the satisfaction of the Purchasing Parties to indemnify the Purchasing Parties on a current basis for any increased costs, including without limitation defense costs and any increased liability, resulting from the contest, and (iii) the Selling Parties are so indemnifying the Purchasing Parties on a current basis, the Purchasing Parties may make the payment or provide the performance and, if the Purchasing Parties do so, Piper shall promptly, upon written demand of a Purchasing Party, reimburse a Purchasing Party for the amount of a Purchasing Party's payment or pay a Purchasing Party's cost of performance, as applicable.

                 (c) ALLOCATION OF PURCHASE PRICE. The Purchase Price for the Assets shall be allocated as set forth in SCHEDULE 2.3(c) to this Agreement. This allocation shall be used by Piper, Quanex and Quanex Subsidiary for all tax purposes. Each of Piper and Quanex shall file IRS Form 8594 with its applicable federal income tax return (or the federal income tax return of its consolidated group) as required by law.

                 (d) FURTHER ASSURANCES. At the Closing and at any time or from time to time after the date of the Closing, the Selling Parties shall, at the request of a Purchasing Party, take such reasonable action necessary to put Quanex Subsidiary in actual possession and operating control of the Assets and shall execute, acknowledge and deliver such additional instruments of conveyance, sale, transfer and assignment, and take such other action as a Purchasing Party may reasonably request to more effectively convey, sell, transfer and assign to Quanex Subsidiary any of the Assets and to assist Quanex Subsidiary in exercising rights with respect to the Assets. The Purchasing Parties shall bear the cost of any additional actions that a Purchasing Party requests a Selling Party to take after the Closing pursuant to this subsection 2.3(d), unless and until the costs of all such actions exceed $10,000, after which time any such cost will be borne by the party who would have been required to take the action had it been taken at or before the Closing; provided, however, that Piper shall not have any obligation to pay any transfer fees or similar costs imposed by any third parties as a condition to a transfer or assignment of any of the Assets.

                 (e) TRANSACTION TAXES AND OTHER CLOSING COSTS. Any sales, use or other transfer taxes, and any transfer, recording or similar fees and charges arising in connection with the transfer of the Assets from Piper to Quanex Subsidiary shall be paid by Quanex or Quanex Subsidiary.

         3. REPRESENTATIONS AND WARRANTIES OF THE SELLING PARTIES. For purposes of this Article 3, the "knowledge" of a Selling Party shall mean the actual knowledge of any of the persons named on SCHEDULE 3 to this Agreement and the knowledge that any such person should have had in light of such person's position or relationship with Piper and with respect to Piper's Business. The Selling Parties jointly and severally represent and warrant to Quanex that:

                 3.1 ORGANIZATION AND EXISTENCE. Piper is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and has the corporate power and authority to own, operate and lease its properties and carry on its business in all material respects as now owned, operated, leased or conducted. Piper is duly qualified to conduct its business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on Piper's Business. True and correct copies of the charter and bylaws of Piper have been provided to Quanex.

                 3.2 AUTHORITY. Piper has all requisite corporate power and authority to enter into, deliver and perform this Agreement and any other agreement or document necessary to perform this Agreement and to consummate the transactions described in this Agreement. This Agreement has been duly executed and delivered by Piper pursuant to all necessary corporate action.

                 3.3 CAPITALIZATION. The authorized capital stock of Piper consists of 100,000 shares of common stock, $1.00 par value (the "Piper Stock"), 1,000 shares of which are issued and outstanding. Each issued and outstanding share of Piper Stock is duly authorized, validly issued, fully paid and nonassessable and has not been issued, and is not owned or held, in violation of any preemptive right of shareholders. All issued and outstanding shares of the Piper Stock are owned of record and beneficially by Sammons, Robbins and trusts controlled by and for the benefit of members of Sammons' family, free and clear of all claims, liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts (except as set forth on SCHEDULE 3.3 to this Agreement, which claims, liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts shall be released or terminated at or before the Closing), and there are no other beneficial owners of that stock. Sammons and Robbins together own of record and beneficially at least 90 percent of the outstanding shares of Piper Stock.

                 3.4 INTERESTS IN OTHER ENTITIES AND SCOPE OF BUSINESS. Piper does not own or control any securities or other ownership interest in any corporation, association, joint venture, limited liability company, partnership or other business entity. Piper is not a general partner and does not have responsibility for the management of any joint venture, limited liability company or partnership. Piper does not operate and has not operated any facility other than the facilities located on the real property described in subsections 1.1(a), 1.1(b) and 1.1(c) of this Agreement (the "Real Property"). Piper has not engaged in any activities and has not conducted any operations other than those activities and operations that are incident to Piper's Business.

                 3.5 NO CONFLICT. Neither the execution and delivery by the Selling Parties of this Agreement, the consummation of the transactions described in this Agreement by the Selling Parties nor compliance by the Selling Parties with any of the provisions of this Agreement will violate, conflict with, result in a breach of or constitute a default under (a) Piper's charter or bylaws, (b) except as set forth in SCHEDULE 3.5 to this Agreement, any contracts, commitments or agreements to which a Selling Party is a party or by which a Selling Party's assets are bound or (c) except as set forth in
SCHEDULE 3.5 to this Agreement, any law, statute, code, act, ordinance, order, judgment, decree, injunction, rule, regulation, permit, license, authorization, direction or requirement (collectively, "Legal Requirements") by which a Selling Party is subject or bound.

                 3.6 NO CONSENTS OR GOVERNMENTAL APPROVALS. Except for any filings required to be made pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") or as set forth in SCHEDULE 3.6 to this Agreement, no Selling Party is required to submit any notice, report or other filing with any federal, state, local, foreign or other governmental agency, department, commission, board, bureau, instrumentality, authority, court, administration or body ("Governmental Body") in connection with the execution, delivery or performance of this Agreement by the Selling Parties and the consummation of the transactions described in this Agreement.

                 3.7 FINANCIAL CONDITION. Piper has delivered to Quanex true and correct copies of the audited balance sheets of Piper as of December 31, 1994, and December 31, 1995, the Effective Time Balance Sheet, the audited income statements of Piper for the years ended December 31, 1994, and December 31, 1995, and the unaudited income statement of Piper for the quarter ended March 29, 1996. Each of the balance sheets presents fairly the financial condition, assets, liabilities and stockholders' equity of Piper as of its date, subject, in the case of interim statements, to normal year-end adjustments. Each of the statements of income presents fairly the results of operations of Piper for the periods indicated, subject, in the case of interim statements, to normal year-end adjustments. Each of the financial statements referred to in this Section 3.7 has been prepared in accordance with U.S. federal income tax accounting principles consistently applied throughout the periods indicated, subject, in the case of interim statements, to normal year-end adjustments, and is in accordance with the books and records of Piper. Except as disclosed in SCHEDULE 3.7 to this Agreement, since March 29, 1996, there has been no material adverse change in the financial condition, results of operations, business, properties, assets or liabilities of Piper.

                 3.8 TITLE TO ASSETS. Except as set forth in SCHEDULE 3.8 to this Agreement, Piper has (a) good and marketable title to all of the Assets (other than the Assets described in subsections 1.1(a) and 1.1(b) of this Agreement (the "Owned Real Property")) free and clear of all liens, claims, security interests and encumbrances and (b) good and transferable title to the Owned Real Property, free and clear of all liens, claims, security interests and encumbrances.

                 3.9 REAL PROPERTIES. The only real properties now or in the past owned or leased by Piper, as lessee, are the Real Properties. There are no persons in possession or occupancy of any part of the Real Properties or the improvements or facilities located on the Real Property (the "Facilities") or who have possessory rights with respect to any part of the Real Properties or the Facilities, except the Lessor pursuant to the provisions of the Mississippi Lease, the lessor under the provisions of the Parking Lot Lease and the lessee under the terms of the Adjacent Parcel Lease. Except as set forth on SCHEDULE 3.9 to this Agreement, Piper has not received any notice of any alleged violations of any applicable Legal Requirements of any Governmental Body having jurisdiction over any part of the Real Properties or the Facilities or the operation of any part of the Real Properties or the Facilities. There is no existing, pending or, to the Selling Parties' knowledge, contemplated, threatened or anticipated, condemnation or other taking of all or any part of the Real Properties or the Facilities. Piper has delivered to Quanex true and correct copies of the Mississippi Lease and the Parking Lot Lease, and the description of the Adjacent Parcel Lease contained in SCHEDULE 1.1(c)(iii) of this Agreement is true, correct and complete in all material respects. Except as set forth in SCHEDULE 3.9, and except for the Mississippi Lease, the Parking Lot Lease, the Adjacent Lease and the Office Lease, Piper is not a party to any lease or rental agreement with respect to real property (whether as a landlord or a tenant). As to each of the Mississippi Lease and the Parking Lot Lease, to the Selling Parties' knowledge, all obligations of the landlord have been satisfied, the lease is in full force and effect, no material rights or interests of Piper have been waived or released, all of Piper's obligations have been satisfied, no party to the lease is in default, and the lease contains no right on the part of the landlord to terminate the lease before the end of its term, except as set forth in SCHEDULE 3.9 to this Agreement. As to the Adjacent Parcel Lease, to the Selling Parties' knowledge, all obligations of the tenant and of Piper have been satisfied, the lease is in full force and effect, no material rights of the tenant have been waived or released and no party is in default. Except as set forth on SCHEDULE 3.9 to this Agreement, no environmental studies, reports, assessments, sampling results or audits have been conducted with respect to the Real Property or the Facilities during the period of time that a Selling Party owned or managed the business conducted at such place (the "Selling Parties' Watch") or, to the knowledge of the Selling Parties, during any other time. There has been no disposal of any Hazardous Material or solid waste on the Real Properties or at the Facilities during the Selling Parties' Watch or, to the knowledge of the Selling Parties, during any other time, except for the Specified Contamination Problems, the Specified Compliance Problems and as set forth in SCHEDULE 3.9 to this Agreement.

                 3.10 EQUIPMENT USED IN PIPER'S BUSINESS. The furniture, fixtures, tools, dies, machinery, equipment, vehicles and other rolling stock listed in SCHEDULES 1.1(e)(i) AND 1.1(e)(ii) to this Agreement constitutes all of the furniture, fixtures, tools, dies machinery, equipment, vehicles and other rolling stock used in or considered part of Piper's Business as of the date of this Agreement that has a per item book value in excess of $1,000. No underground storage tanks have been used at any time at any of the Facilities during the Selling Parties' Watch or, to the knowledge of the Selling Parties, during any other time, except as set forth in SCHEDULE 3.10 to this Agreement.

                 3.11 CONTRACTS. SCHEDULE 3.11 to this Agreement contains a list of each contract, commitment, agreement, instrument, lease, license and arrangement (i) to which Piper is a party, by which Piper is or any of the Assets are bound or relating to Piper's Business and (ii) which, after the Effective Date, requires or could require, Piper to pay or give, or gives or could give Piper the right to receive, cash or assets having a value of at least $50,000. There has not been any violation or breach of, or default with respect to complying with, any material provision of any contract, commitment, agreement, instrument, lease, license or arrangement described in SCHEDULE 3.11 to this Agreement by Piper or, to the Selling Parties' knowledge, any other party. Each contract, agreement, instrument, lease, license and arrangement described in SCHEDULE 3.11 to this Agreement is in full force and effect; is the legal, valid and binding obligation of Piper and, to the knowledge of Piper, the other parties thereto; and, except as may be limited by principles of equity or bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions relating to or affecting the enforcement of creditors' rights, is enforceable against the parties thereto in accordance with its terms. Piper enjoys peaceful and undisturbed possession of the assets, properties and rights possessed under the leases and licenses described in
SCHEDULE 3.11 to this Agreement. Except as set forth in SCHEDULE 3.11 to this Agreement, Piper has no contract, commitment, agreement, lease license, arrangement or understanding with any director, officer, employee or affiliate of Piper. Piper has not waived any right under any contract, commitment, agreement, instrument, lease, license or arrangement described in SCHEDULE 3.11 to this Agreement. Piper has not, by contract or otherwise, assumed environmental liabilities or obligations of or on behalf of any person or entity except as set forth in SCHEDULE 3.11 to this Agreement.

                 3.12 CONDITION OF ASSETS. The property, plant, furniture, fixtures, tools, machinery and equipment included in the Assets are in as good a condition as they were on June 15, 1996, ordinary wear and tear excepted. During the Selling Parties' Watch and, to the Selling Parties' knowledge during all other times, no events occurred and no conditions were created to cause the Facilities or the Real Properties to have any Hazardous Material contamination or any other hazard or condition that reasonably may be expected with the passage of time to result in environmental contamination, injury or harm, or in physical harm to any person, except for the Specified Contamination Problems, the Specified Compliance Problems and as set forth in SCHEDULE 3.12 to this Agreement.

                 3.13 CLAIMS. Except as described in SCHEDULE 3.13 to this Agreement, there is no suit, action, proceeding, investigation or claim pending or, to the Selling Parties' knowledge, threatened or contemplated against and affecting Piper or Piper's Business in or by any Governmental Body or arbitration panel. There is no outstanding order, writ, injunction, decree, judgment or award by any Governmental Body or arbitration panel against Piper or affecting Piper's Business, except as described in SCHEDULE 3.13 to this Agreement.

                 3.14 NO ADVERSE CHANGE. Since the Effective Time, Piper has not (a) except in the ordinary course of business sold, transferred, or otherwise disposed of, or agreed to sell, transfer, or otherwise dispose of any of the Assets; (b) except in the ordinary course of business (but not with any person affiliated with or related to Piper), entered or agreed to enter into any agreement or arrangement granting any preferential rights to purchase any of the Assets, including without limitation inventories, or requiring the consent of any party to the transfer or assignment of any of the Assets; (c) except in the ordinary course of business, made or permitted any amendment or termination of any material contract, agreement or license relating to the Assets; (d) taken any action with respect to the payment of any dividends or other distributions to its stockholders in cash or property (other than salaries paid in the ordinary course of business and any payments made pursuant to the Shareholder Loans); or (e) entered into any other transaction or taken any other action other than in the ordinary course of business.

                 3.15 CERTAIN TRANSACTIONAL FEES. Piper has not employed any broker, finder or other agent in connection with the transaction described in this Agreement.

                 3.16     EMPLOYEE MATTERS.

                 (a) DOCUMENTS. Piper has delivered to Quanex, or provided Quanex with access to, complete and correct copies of Piper's employment records; collective bargaining, union or other employee association agreements to which Piper is a party or by which Piper is bound; employment, managerial, advisory and consulting agreements to which Piper is a party or by which Piper is bound; employee confidentiality or other agreements protecting proprietary processes, formulas or information to which Piper is a party or by which Piper is bound; any employee handbook(s) currently provided to Piper's employees; any reports or plans prepared or adopted pursuant to the Equal Opportunity Act of 1972, as amended and relating to Piper's employees.

                 (b) COMPLIANCE AND CERTAIN AGREEMENTS. Except as disclosed in SCHEDULE 3.16 to this Agreement:

                          (i) Piper is in compliance in all material respects with all applicable laws and collective bargaining agreements relating to employment and employment practices, terms and conditions of employment and wages and hours and occupational safety and health, and is not engaged in any unfair labor practice within the meaning of section 8 of the National Labor Relations Act, and there is no action, suit or legal, administrative, arbitration, grievance or other proceeding pending or, to the Selling Parties' knowledge, threatened, or, to the Selling Parties' knowledge, any investigation pending, threatened or contemplated against Piper relating to any of such matters, and, to the Selling Parties' knowledge, no basis exists for any such action, suit or legal, administrative, arbitration, grievance or other proceeding or governmental investigation;

                          (ii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the Selling Parties' knowledge, threatened or contemplated against Piper;

                          (iii) none of the employees of Piper is a member of or represented by any labor union in connection with Piper's Business and, to the Selling Parties' knowledge, there are no attempts of whatever kind and nature being made to organize any employees of Piper;

                          (iv)    without limiting the generality of paragraph
                 (iii) above, no certification or decertification is pending or was filed within the past 12 months with respect to the employees of Piper and, to the Selling Parties' knowledge, no certification or decertification petition is being or was circulated among the employees of Piper within the past 12 months;

                          (v) no agreement, arbitration or court decision, decree or order or governmental order that is binding on Piper in any way limits or restricts Piper from relocating or closing any of its operations;

                          (vi) Piper has not experienced any organized work stoppage in the last five years; and

                          (vii)   there are no charges, administrative
                 proceedings or formal complaints of discrimination (including without limitation discrimination based upon sex, age, marital status, race, national origin, sexual preference, handicap or veteran status) pending or, to the Selling Parties' knowledge, threatened or contemplated or, to the Selling Parties' knowledge, any investigation pending, threatened or contemplated before the Equal Employment Opportunity Commission or any federal, state or local agency or court, and, to the Selling Parties' knowledge, no basis for any such claim exists.

                 3.17     EMPLOYEE BENEFIT MATTERS.

                 (a) IDENTIFICATION OF PLANS. SCHEDULE 3.17 to this Agreement includes a complete and accurate list of (1) all employee welfare benefit and employee pension benefit plans as defined in sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, but not limited to, plans that provide retirement income or result in a deferral of income by employees for periods extending to termination of employment or beyond, and plans that provide medical, surgical, or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment, and (2) all other employee benefit agreements or arrangements, including without limitation deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, stock award plans, golden parachute agreements, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, employment contracts, vacation policies, and other similar plans, agreements and arrangements that are currently in effect or were maintained within three years of the date of this Agreement, or have been approved before this date but are not yet effective, for the benefit of directors, officers, employees or former employees (or their beneficiaries) of Piper. As to each plan, agreement or arrangement listed in SCHEDULE 3.17 to this Agreement, Piper has delivered to Quanex, as applicable, a complete and accurate copy of (1) each plan, agreement or arrangement, (2) the trust, group annuity contract or other document which provides the funding for the plan, agreement or arrangement, (3) the three most recent annual Form 5500, 990 and 1041 reports, (4) the most recent actuarial report or valuation statement, (5) the most current summary plan description, booklet, or other descriptive written materials, and each summary of material modifications prepared after the last summary plan description, (6) the most recent Internal Revenue Service ("IRS") determination letter and all rulings or determinations requested from the IRS after the date of that determination letter, and (7) all other correspondence from the IRS or the Department of Labor received that relate to one or more of the plans, agreements or arrangements with respect to any matter, audit or inquiry that is still pending.

                 (b)      COMPLIANCE.  Except as otherwise disclosed in
SCHEDULE 3.17 to this Agreement, with respect to each employee welfare benefit plan and employee pension benefit plan as defined in sections 3(1) and 3(2) of ERISA that has been or is sponsored by, participated in by or contributed to by
Piper: (1) the plan is in compliance with ERISA in all material respects, including but not limited to all reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA; (2) the appropriate Form 5500 has been timely filed, for each year of its existence; (3) there has been no transaction described in sections 406 or 407 of ERISA or section 4975 of the Code relating to the plan unless exempt under section 408 of ERISA or section 4975 of the Code, as applicable; and (4) the bonding requirements of section 412 of ERISA have been satisfied. There is no litigation, action, proceeding, investigation or claim asserted or, to the Selling Parties' knowledge, threatened or contemplated, with respect to any arrangement or agreement listed on SCHEDULE
3.17 to this Agreement (other than the payment of benefits in the normal course) nor any issue resolved adversely to Piper that may subject Piper to the payment of a penalty, interest, tax or other amount and each arrangement or agreement listed on SCHEDULE 3.17 to this Agreement can be unilaterally terminated or amended by Piper on no more than 90 days notice. No notice has been received by Piper of an increase or proposed increase in the cost of any agreement or arrangement listed in SCHEDULE 3.17 to this Agreement.

                 (c) SEVERANCE PAY, VACATION PAY AND MEDICAL COVERAGE. Subject to Quanex Subsidiary's compliance with its agreements contained in
Section 5.9 of this Agreement, no plan, arrangement or agreement with any one or more employees will cause Piper to have liability for severance pay or vacation pay as a result of the consummation of the transactions described in this Agreement. Piper does not provide employee post-retirement medical coverage or contribute to or maintain any plan or arrangement that provides for medical coverage following termination of employment except as is required by section 4980B(f) of the Code, nor has it made any representations, agreements, covenants or commitments to provide that coverage. All group health plans maintained by Piper have been operated in compliance with section 4980B(f) of the Code in all material respects.

                 (d)      CERTAIN PENSION PLANS.  All pension plans listed in
SCHEDULE 3.17 to this Agreement that are intended to qualify under section 401(a) of the Code either (i) have been determined by the IRS to be qualified under section 401(a) of the Code or (ii) have applicable remedial amendment periods that will not have ended before the Closing, except, in either case, as described in SCHEDULE 3.17. Except as set forth in SCHEDULE 3.17 to this Agreement, no facts have occurred that if known by the IRS could cause disqualification of those plans.

                 (e) MULTI-EMPLOYER PLANS AND VOLUNTARY BENEFICIARY ASSOCIATIONS. Neither Piper nor any entity (whether or not incorporated) that was at any time during the six years before the date of this Agreement treated as a single employer together with Piper under section 414 of the Code has ever maintained, had any obligation to contribute to or incurred any liability with respect to a pension plan that is or was subject to the provisions of Title IV of ERISA. During the last six years Piper has not maintained, had an obligation to contribute to or incurred any liability with respect to a voluntary employees beneficiary association that is or was intended to satisfy the requirements of section 501(c)(9) of the Code.

                 3.18 REGULATORY AUTHORITY AND COMPLIANCE. SCHEDULE 3.18 to this Agreement contains a list of all governmental franchise, licenses, authorizations, permits, consents and approvals currently held by Piper.
Except as set forth in SCHEDULE 3.18 to this Agreement, each governmental franchise, license, authorization, permit, consent and approval listed on
SCHEDULE 3.18 is valid and current. Except as set forth in SCHEDULE 3.18 to this Agreement, during the Selling Parties' Watch and, to the Selling Parties' knowledge, at all other times, there has been no violation of any of the requirements pertaining to such franchises, licenses, authorizations, permits, consents and approvals. Except as set forth in SCHEDULE 3.18 to this Agreement, during the Selling Parties' Watch and, to the Selling Parties' knowledge, at all other times, all governmental franchises, licenses, authorizations, permits, consents and approvals required to carry on Piper's Business have been acquired and have been in full force and effect except when the failure to so acquire them and keep them in full force and effect would not have a material adverse effect on Piper's Business. Except with respect to the Specified Compliance Problems and the Specified Contamination Problems or as set forth in SCHEDULE 3.18 to this Agreement, Piper's Business has been and is conducted in compliance with all applicable Legal Requirements of all Governmental Bodies, except when the failure to so comply would not have a material adverse effect on Piper's Business. Based on due investigation by the Selling Parties, ceasing to use tetrachloroethene in Piper's Business before December 31, 1996, will have no adverse effect on quality control, production of products in Piper's Business or the operations or financial condition of Piper's Business as currently conducted, and the Selling Parties know of no reason why such cessation cannot be implemented satisfactorily before December 31, 1996.

                 3.19 INSURANCE. SCHEDULE 3.19 to this Agreement lists all current insurance policies maintained by Piper and covering Piper, any of Piper's employees or other agents or any assets of Piper. All retroactive premium adjustments under any workers' compensation policy of Piper has been recorded in its financial statements in accordance with U.S. federal income tax accounting principles.

                 3.20 TAX REPRESENTATIONS. Piper has timely filed (taking into account all extensions of time for filing) with all appropriate governmental agencies all tax or information returns and tax reports that are required to be filed by Piper. All taxes of Piper and all interests, penalties, assessments, deficiencies, charges, fees or other government impositions or charges claimed to be due by any taxing authority with respect to taxes have been fully paid or adequately reserved for, and Piper has collected and paid all sales taxes with respect to the sale of any of its assets required to be so collected and paid before the Closing Time. Piper has made adequate accruals on its financial statements for the payment of all taxes, and those accruals have been made on a basis consistent with past practices. Piper has no liability for any taxes or other governmental charges in excess of the amounts so paid or accruals so made and required to be accrued. Piper is not a party to any pending audit, action or proceeding with respect to taxes or any other governmental charges.

                 3.21     PATENTS, TRADEMARKS AND OTHER INTANGIBLES.  SCHEDULE
3.21 contains a list and brief description of all patents, applications for patents, trademarks and service marks for which Piper has a registration or which are used in Piper's Business. Except as disclosed in SCHEDULE 3.21, Piper owns (or possesses adequate or enforceable licenses or other rights to use) all trade secrets, inventions, processes and other technical know-how and proprietary rights used in the conduct of Piper's Business to the extent that the absence of such ownership would have a material adverse effect on Piper's business as currently conducted. No Selling Party has knowledge of or has received any notice of conflict with the asserted rights of others with respect to any trademarks, trade names, copyrights or patents or any material trade secrets, inventions, processes or other technical know-how or proprietary rights used in the conduct of its business.

                 3.22 OTHER INFORMATION. The information provided by the Selling Parties in this Agreement and in the schedules to this Agreement or described in this Agreement or the Schedules to this Agreement, to the Selling Parties' knowledge, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated necessary to make the statements and facts contained in this Agreement and the schedules to this Agreement, in light of the circumstances under which they are made, not false or misleading. All documents that the Selling Parties have made available to Quanex were complete and accurate in all material respects as of the time they were made available.

                 3.23 NO UNDISCLOSED LIABILITY. Except to the extent specifically reflected in Piper's financial statements described in Section 3.7 of this Agreement or described in this Agreement or the Schedules to this Agreement, to the Selling Parties' knowledge, Piper has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including without limitation any liability for taxes and interests, penalties and other charges payable with respect to any such liability or obligation) relating to Piper's Business and which are of the type to be assumed by Quanex or to Quanex Subsidiary pursuant to this Agreement.

         4. REPRESENTATIONS AND WARRANTIES OF QUANEX. Quanex and Quanex Subsidiary jointly and severally represent and warrant to the Selling Parties as follows:

                 4.1 ORGANIZATION AND GOOD STANDING. Each of Quanex and Quanex Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate and lease its properties and carry on its business in all material respects as now owned, operated, leased or conducted.

                 4.2 AUTHORITY. Each of Quanex and Quanex Subsidiary has all requisite corporate power and authority to enter into, deliver and perform this Agreement and any other agreement or document necessary to perform this Agreement and to consummate the transactions described in this Agreement. This Agreement has been duly executed and delivered by Quanex and Quanex Subsidiary pursuant to all necessary corporate action.

                 4.3 NO CONFLICT. Neither the execution and delivery by the Purchasing Parties of this Agreement, the consummation of the transactions described in this Agreement by the Purchasing Parties nor compliance by the Purchasing Parties with any of the provisions of this Agreement will conflict with, result in a breach of or constitute a default under (a) certificate of incorporation or bylaws of Quanex or Quanex Subsidiary, (b) any contracts, commitments or agreements to which Quanex or Quanex Subsidiary is a party or by which the assets of Quanex or Quanex Subsidiary are bound, or (c) any law, statute, ordinance, regulation or court or administrative order by which Quanex or Quanex Subsidiary is subject or bound.

                 4.4 NO CONSENTS OR GOVERNMENTAL APPROVALS. Except for filings required to be made pursuant to the HSR Act or the Securities Exchange Act of 1934, neither Quanex or Quanex Subsidiary is required to submit any notice, report or other filing with any governmental or regulatory authority or instrumentality in connection with the execution, delivery or performance of this Agreement by the Purchasing Parties and the consummation of the transactions described in this Agreement.

                 4.5 BROKERAGE COMMISSION. Quanex has entered into a finder's fee agreement with Harry Roman & Company relating to the transactions described in this Agreement, and Quanex is responsible for the payment of any fees and related costs under that agreement. Otherwise, neither Quanex nor Quanex Subsidiary has employed any broker, agent or finder in connection with any transaction described in this Agreement.

                 4.6 FINANCIAL CONDITION OF QUANEX. Quanex has provided Piper with a copy of Quanex's Annual Report on Form 10-K for the fiscal year ended October 31, 1995, its Proxy Statement relating to the annual meeting of its stockholders held February 22, 1996, and its Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 1996, and April 30, 1996, each in the form filed with the Securities and Exchange Commission (the "Reports"). Since October 31, 1995, no other report or other document has been filed with the Securities and Exchange Commission pursuant to Section 13(a), Section (c),
Section 14 or Section 15(d) of the Securities Exchange Act of 1934, as amended. Each of the consolidated balance sheets included in the Reports presents fairly the financial condition, assets, liabilities and stockholders' equity of Quanex and its consolidated subsidiaries as of its date, subject, in the case of interim statements, to normal year-end adjustments. Each of the consolidated statements of income, consolidated statements of stockholders' equity and statements of cash flow included in the Reports presents fairly the results of operations of Quanex and its consolidated subsidiaries for the periods indicated, subject, in the case of interim statements, to normal year-end adjustments. Each of the financial statements referred to in this Section 4.6 has been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated, subject, in the case of interim statements, to normal year-end adjustments, and is in accordance with the books and records of Quanex. Since October 31, 1995, there has been no material adverse change in the financial condition, results of operations, business, properties, assets or liabilities of Quanex and its consolidated subsidiaries, taken as a whole.

         5. CERTAIN COVENANTS OF THE SELLING PARTIES AND QUANEX. The Selling Parties jointly and severally and the Purchasing Parties jointly and severally covenant with each other that:

                 5.1 CONDUCT OF BUSINESS. Except to the extent waived or consented to in writing by Quanex, after the Effective Time:

                 (a) ORDINARY COURSE. Piper shall conduct Piper's Business only in the ordinary course;

                 (b) COMPENSATION AND PRICING. No increase shall be made in the compensation of any director, officer or any other employee or group of employees of Piper; no new agreement or arrangement, written or oral, shall be made with any employee or group of employees of Piper with respect to employment for a term that extends after the date of the Closing; and no decrease shall be made in present pricing practices for products sold by or on behalf of Piper other than in the ordinary course of business;

                 (c) MAINTENANCE. Piper shall use such efforts as are consistent with prior practices to keep Piper's Business intact, maintain, preserve and protect the property used to conduct Piper's Business, keep in faithful service the present key employees of its business, and preserve the goodwill of suppliers and customers and others having business relations with Piper;

                 (d) NO NEW AGREEMENT. Piper shall not enter into (i) any new written lease agreements or other agreements relating to real property or any extensions of any existing lease agreements or other agreements relating to real property except as set forth in SCHEDULE 5.1(d) to this Agreement, (ii) any agreements or other arrangements with any affiliates of Piper, (iii) any arrangements or other agreements relating to the borrowing of money, the guaranty of obligations of another party or the pledging or any other encumbrance of assets, or (iv) any arrangement or agreement, or any group of related arrangements or agreements, that would require the expenditure of more than $5,000,000 by Piper; and

                 (e) CAPITAL EXPENDITURES. Piper shall not incur any capital expenditures that individually or in the aggregate exceed $5,000,000.

                 5.2 TRANSACTIONS AFTER THE EFFECTIVE TIME. Any and all transactions after the Effective Time, concerning the Assets and the Assumed Liabilities shall be for the account of the Purchasing Parties. Piper shall remit to Quanex Subsidiary all amounts received by any Selling Party after the Closing Time that were intended to be transferred to Quanex Subsidiary under this Agreement. Quanex Subsidiary shall remit all amounts to Piper received by it after the Closing Time that were for matters relating to Piper's Business before the Effective Time or were not intended to be transferred to Quanex Subsidiary pursuant to this Agreement. Any such amounts shall be sent within five business days if by wire, or three business days if by mail, from the date the person making the payment has knowledge of its receipt.

                 5.3 SUPPLYING OF INFORMATION. Before and after the Closing, Piper shall furnish to the Purchasing Parties and their representatives such information with respect to Piper's Business and the Assets as they may reasonably request in cooperation with any review, investigation or examination of the books and records, accounts, contracts, properties, assets, operations and facilities of Piper or relating to the Assets. Any information obtained by the Purchasing Parties from Piper before the Closing shall be kept confidential in accordance with the terms of that certain Confidentiality Agreement dated November 15, 1995, between Piper and Quanex and the terms of this Agreement, and shall be returned to Piper if for any reason the sale of the Assets to Quanex Subsidiary does not close.

                 5.4 FILINGS, AUTHORIZATIONS AND OTHER ACTIONS. Each of the Selling Parties and the Purchasing Parties, as promptly as practicable, (a) will make, or cause to be made, any filings and submissions required under laws, rules and regulations applicable to it, or to its subsidiaries and affiliates, as may be required for it to consummate the purchase and sale of the Assets in accordance with the terms of this Agreement; (b) will use its best efforts to obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all persons and governmental authorities necessary to be obtained by it, or its affiliates, to consummate the purchase and sale of the Assets in accordance with the terms of this Agreement; and (c) will use its best efforts to take or cause to be taken, all other actions necessary, proper or advisable for it to fulfill its obligations under this Agreement and satisfy the conditions to closing contained in this Agreement.

                 5.5 RETENTION OF RECORDS. In light of each party's continuing obligations with respect to events before the Closing Time, Quanex shall retain for a period of five years after the Closing Time the books and records relating to Piper's Business and the Assets and, during regular business hours, on no less than 48 hours prior written notice from Piper, which notice shall include the specific purposes for such review, shall (a) give Piper and its authorized representatives reasonable access to all of such books and records that do not constitute lawfully recognized privileged information (except information that is privileged solely because of any accountant-client relationship) and the offices and facilities relating to Piper's Business, (b) permit Piper to make such inspections (and copies of any documents at Piper's expense) thereof as Piper may reasonably request and (c) furnish Piper with such financial and operating data and other information for periods before the date of Closing or otherwise relating to Piper's responsibilities, with respect to Piper's Business and its operations and properties as Piper may from time to time reasonably request, including data and information needed for financial and tax reporting and statutory filings. All costs incurred relating to such inspection shall be paid by Piper. Under no circumstances may any such inspection interfere in any material respect with the conduct of Quanex's business.

                 5.6 CHANGE OF NAME OF PIPER. Before the Closing Time, Piper shall (a) take all actions necessary, including without limitation the filing with the Secretary of State of the State of Tennessee an amendment to its charter to effect the change of Piper's name from "Piper Impact, Inc." to a name that does not use the words "Piper" or "Piper Impact". As soon as practicable after the Closing Time, but in any event within three business days after the Closing Time, Piper shall take all actions necessary, including without limitation making appropriate filings to effect such name change in each state where Piper is qualified to conduct business or to withdraw such qualification.

                 5.7 INSPECTION OF PROPERTIES. Before the Closing, the Purchasing Parties and their employees, agents, contractors and subcontractors may enter upon the properties during Piper's business hours and make surveys and appraisals, take measurements and make tests, borings and other tests of surface and subsurface conditions, soil tests and structural and engineering studies of the improvements thereon, provided that prior to entry on any Real Property, Quanex has given at least 48 hours notice of any intent to come onto the Real Property. In addition, before the Closing, Quanex shall be permitted to obtain or continue environmental audits of the Real Properties and the Facilities in form and substance satisfactory to the Purchasing Parties, and the Purchasing Parties shall furnish Piper with copies of the data and final reports with respect to any such environmental audits.

                 5.8 EXPENSES. Quanex shall pay (a) all fees and related costs under its finder's fee agreement with Harry Roman & Company relating to the transactions described in this Agreement, in accordance with the terms of that agreement and (b) the fees, premium and costs of obtaining title insurance and surveys on the Real Property. Otherwise, each party to this Agreement shall pay its or his own costs and expenses (including without limitation all legal and accounting fees) relating to this Agreement, the negotiations leading up to this Agreement and, except as otherwise provided in this Agreement, the transactions described in this Agreement.

                 5.9 PIPER'S EMPLOYEES. As of the Closing Time, Quanex Subsidiary shall hire all persons who are employees of Piper at the Closing Time on substantially the same terms and conditions that each such employee was employed by Piper immediately before the Closing Time and shall maintain such employment through the date of the Closing. Quanex Subsidiary shall provide such employees with the benefits of any accrued but unpaid vacation with respect to such employees accruing before the Closing Time. To the extent that Quanex Subsidiary may so request, Piper shall cooperate with the Purchasing Parties in hiring such Piper employees. Piper shall take no action that would impede Quanex Subsidiary's hiring activities in connection with Piper's Business (whether with respect to existing employees of Piper or other persons). After the date of the Closing, no Selling Party shall, directly or indirectly, hire, retain, employ or otherwise provide compensation for or to any employee of Piper hired by the Purchasing Parties (other than Sammons, Robbins, Steven P. Robbins and Paul Anthony Robbins). Nothing contained in this Section 5.9 shall create or be deemed to create any rights of any employees of Piper or of Quanex Subsidiary, and Quanex Subsidiary shall have no obligation to continue the employment of any employees of Piper hired by Quanex Subsidiary as of the Closing Time or to maintain the terms and conditions thereof after the date of the Closing.

                 5.10 PUBLICITY. Until the business day after the date of Closing and except for any public disclosure that Quanex and Piper in good faith believe is required by law, neither party shall issue any press release or make any public statement regarding the transactions contemplated hereby, without the prior written approval of the other party, which approval will not be unreasonably withheld. Quanex and Piper shall issue mutually acceptable press releases as soon as practicable after the execution of this Agreement and after the Closing.

                 5.11 CONFIDENTIAL INFORMATION. The Selling Parties, on the one hand, and the Purchasing Parties, on the other hand, shall treat in confidence all documents, materials and other information (whether tangible, oral or electronic) that is obtained from any unaffiliated party for the unaffiliated party's employees, agent or affiliates (the "Confidential Information"). If this Agreement is terminated, each party to this Agreement shall return all Confidential Information to the party that has furnished it and, at the request of the furnishing party, will destroy all copies of that Confidential Information and any notes, studies or other written or electronic information related to that Confidential Information. This Section 5.11 shall not apply to any Confidential Information (a) that a party to this Agreement possessed before its receipt from an unaffiliated party to this Agreement, (b) that is available to the public and did not become available to the public through any violation of a legal obligation (including, but not limited to, the obligations of this Section 5.11) or (c) that is lawfully acquired from sources other than the parties to this Agreement or their affiliates.

                 5.12 EXCLUSIVITY. Unless and until this Agreement has been terminated in accordance with the provisions of Article 8 of this Agreement, no Selling Party shall, or authorize or permit any officer, director or employee of, or any investment banker, attorney, accountant or other representative retained by, Piper or any affiliate of Piper to, solicit or initiate any inquiries or the making of any proposal that may reasonably be expected to lead to another party's acquisition of a substantial portion of the assets of Piper, the acquisition or the controlling interest in Piper, a merger or other consolidation with Piper or any other transaction that would impede the Closing. Each Selling Party shall immediately advise Quanex of any such inquiries or proposals.

                 5.13 LIMITATION ON PIPER'S OBLIGATION WITH RESPECT TO RETURNED PRODUCT. Any obligations of Piper (excluding any obligation for product liability claims) for returned products that are not assumed by Quanex Subsidiary pursuant to this Agreement shall be limited to Piper's replacement of or reimbursement for the cost of the product. Quanex Subsidiary will, upon Piper's reasonable request, provide Piper with product at Quanex Subsidiary's cost so that Piper can replace any returned products that are defective or are not in compliance with specifications. For purposes of this Agreement, Quanex Subsidiary's "cost" shall mean 80 percent of the current selling price of the product at the time that Quanex Subsidiary provides Piper with the replacement product.

                 5.14 ASSUMED ENVIRONMENTAL LIABILITIES. After the Closing, the Purchasing Parties shall act with reasonable diligence to pursue the completion of the investigation and remediation or correction of the environmental liabilities assumed by Quanex Subsidiary pursuant to and consistent with Section 1.4(n) of this Agreement. It is acknowledged and agreed that such investigation and remediation or correction may entail negotiations with, and concurrence by, regulatory authorities, as well as obtaining access to third-party property, and that the schedule for such process is not entirely within the control of the Purchasing Parties. It is further acknowledged and agreed that remediation of the tetrachloroethene contamination may extend over a period of 30 years or more. It is further acknowledged and agreed that Quanex Subsidiary shall take all reasonable measures to cease use of tetrachloroethene at the Original Facility Plant by no later than December 31, 1996.

                 5.15 COST RECOVERY. After the Closing and subject to the limitations set forth herein, the Purchasing Parties shall cooperate as reasonably requested by Piper for purposes of Piper's cost recovery efforts against third parties. Such cooperation may include, among other things, participating in cost recovery litigation initiated by Piper, taking measures identified by Piper to assist Piper's efforts to demonstrate that response actions are reasonably consistent with the National Contingency Plan of CERCLA, informing and reviewing with Piper (and any advisory committee of potentially responsible parties designated by Piper) the plans of Quanex Subsidiary to conduct response actions concerning the Specified Contamination Problems, and to make reasonable adjustments in such plans at the request of Piper for the purpose of enhancing its cost recovery efforts. The Selling Parties shall promptly reimburse the Purchasing Parties for any and all of the Purchasing Parties' costs and liabilities arising out of or related to such cooperation with Piper, including without limitation all attorneys' fees and expenses incurred by the Purchasing Parties. Quanex hereby assigns to Piper, effective as of the Closing Time, any rights (whether arising under CERCLA, common law or otherwise) of Piper or the Purchasing Parties to recover from potentially responsible third parties the initial $20,000,000 in eligible response costs (rights of recovery for any response costs above $20,000,000 being subject to negotiation between, and agreement of, the parties). The Purchasing Parties shall cooperate with the Selling Parties to execute such documents as may be necessary to effect such assignment. The Purchasing Parties make no representation that the rights of recovery they have, if any, against third parties for environmental response costs are valuable or assignable. Notwithstanding any other provision of this Agreement to the contrary, the Purchasing Parties shall have no responsibility for damages arising out of or related to any failure by the Selling Parties to demonstrate consistency with the National Contingency Plan or to prevail in any cost recovery litigation.

         6. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASING PARTIES TO CLOSE. The obligation of the Purchasing Parties to close shall, at the option of Quanex, be subject to the following conditions:

                 6.1 SELLING PARTIES' FULFILLMENT OF COVENANTS. Each of the Selling Parties shall fulfill its or his covenants, obligations and agreements as set forth in this Agreement insofar as they are required to be fulfilled before the Closing.

                 6.2      SELLING PARTIES' REPRESENTATIONS.  The
representations of the Selling Parties contained in this Agreement shall be true and correct in all material respects on the date when made and on the date of the Closing to the same extent as if made at the Closing.

                 6.3      AUTHORIZATIONS; CONSENTS; LEGAL PROHIBITION.

                 (a) The Selling Parties shall have obtained all governmental or other authorizations, approvals, consents and waivers and shall have made all filings, the lack of any of which before the Closing, under any applicable law, rule or regulation (i) would render legally impermissible the sale of the Assets by the Selling Parties pursuant to the terms of this Agreement or (ii) would have a material adverse effect on the Assets or Piper's Business.

                 (b) The Purchasing Parties shall have obtained all governmental or other authorizations, approvals, consents and waivers and shall have made all filings, the lack of any of which before the Closing, under any applicable law, rule or regulation (i) would render legally impermissible the purchase of the Assets by Quanex Subsidiary pursuant to the terms of this Agreement or (ii) would have a material adverse effect on the Assets or Piper's Business.

                 (c) On the date of the Closing, there shall not exist any pending injunction or other order of a court of competent jurisdiction that would make unlawful the consummation of the transactions described in this Agreement.

                 6.4 SELLING PARTIES' CONSENTS. All consents, waivers, approvals and authorizations (including without limitation a unanimous written consent of Piper's shareholders approving the transactions described in this Agreement) required to be obtained by the Selling Parties for the consummation of the transactions described in this Agreement shall have been obtained by the Selling Parties and copies thereof shall have been provided to the Purchasing Parties.

                 6.5 PURCHASING PARTIES' CONSENTS. All consents, waivers, approvals and authorizations required to be obtained by the Purchasing Parties for the consummation of the transactions described in this Agreement shall have been obtained by the Purchasing Parties.

                 6.6 TITLE COMMITMENTS AND SURVEYS. The Purchasing Parties shall have obtained title insurance commitments and title policies for each parcel of Real Property from an insurance company satisfactory to the Purchasing Parties ("Title Commitments") and surveys of each parcel of Real Property (showing boundary lines, location of improvements, encroachments, easements, rights-of-way and other exceptions as set forth in the Title Commitments) from a surveyor satisfactory to the Purchasing Parties (the "Surveys"), and the Title Commitments and Surveys shall be reasonably satisfactory to the Purchasing Parties, regardless of any disclosure regarding the Real Properties or the ownership thereof made in a schedule to this Agreement; provided, however, that the Purchasing Parties shall be deemed to have accepted the matters described in SCHEDULE 2.2(a) to this Agreement.

                 6.7 AGRICULTURAL LEASE. The tenant under the Adjacent Parcel Lease shall have executed and delivered to Quanex Sub the Agricultural Lease in substantially the form attached to this Agreement as EXHIBIT M.

                 6.8 MISSISSIPPI LEASE. All amounts payable by Piper to the Lessor under the Mississippi Lease, including without limitation all rentals due before the Closing Time, shall have been paid.

                 6.9 DOCUMENTS DESCRIBED IN ARTICLE 2. The Purchasing Parties shall have received the documents of transfer described in Article 2 of this Agreement; any documentation related to unassignable contracts, the certificates, the legal opinion of Burch, Porter & Johnson PLLC, the schedules described in subsection 2.2(h) of this Agreement and all other documents described in Article 2 of this Agreement that are to be delivered to the Purchasing Parties; and all such documents relating to the Real Properties that are required to be filed or recorded shall have been filed or recorded. The content of the schedules delivered pursuant to subsection 2.2(h) of this Agreement shall be reasonably satisfactory to the Purchasing Parties.

         7. CONDITIONS PRECEDENT TO THE SELLING PARTIES' OBLIGATIONS TO CLOSE. The obligation of the Selling Parties to close shall, at the option of the Selling Parties, be subject to the following conditions:

                 7.1 PURCHASING PARTIES' FULFILLMENT OF COVENANTS. Each of the Purchasing Parties shall fulfill its covenants, obligations and agreements as set forth in this Agreement insofar as they are required to be fulfilled before the Closing.

                 7.2 PURCHASING PARTIES' REPRESENTATIONS. The representations of the Purchasing Parties contained in this Agreement shall be true and correct in all material respects on the date when made and on the date of the Closing to the same extent as if made on the date of the Closing.

                 7.3      AUTHORIZATIONS; CONSENTS; LEGAL PROHIBITION.

                 (a) The Selling Parties shall have obtained all governmental or other authorizations, approvals, consents and waivers and shall have made all filings, the lack of any of which before the Closing, under any applicable law, rule or regulation (i) would render legally impermissible the sale of the Assets by the Selling Parties pursuant to the terms of this Agreement or (ii) would have a material adverse effect on the Assets or Piper's Business.

                 (b) The Purchasing Parties shall have obtained all governmental or other authorizations, approvals, consents and waivers and shall have made all filings, the lack of any of which before the Closing, under any applicable law, rule or regulation

(i) would render legally impermissible the purchase of the Assets by Quanex Subsidiary pursuant to the terms of this Agreement or (ii) would have a material adverse effect on the Assets or Piper's Business.

                 (c) On the date of the Closing, there shall not exist any pending injunction or other order of a court of competent jurisdiction that would make unlawful the consummation of the transactions contemplated by this Agreement.

                 7.4 PURCHASING PARTIES' CONSENTS. All consents, waivers, approvals and authorizations required to be obtained by the Purchasing Parties for the consummation of the transactions described in this Agreement shall have been obtained by the Purchasing Parties and copies thereof shall have been provided to the Selling Parties.

                 7.5 SELLING PARTIES' CONSENTS. All consents, waivers, approvals and authorizations required to be obtained by the Selling Parties for the consummation of the transactions described in this Agreement shall have been obtained by the Selling Parties (including without limitation approval by Piper's board of directors, approval by Piper's shareholders and the approval by current holders of those 12 promissory notes executed and delivered by Piper on or about March 31, 1996, and identified on SCHEDULE 3.11 to this Agreement).

                 7.6 DOCUMENTS DESCRIBED IN ARTICLE 2. The Selling Parties shall have received payment of the Cash Purchase Price, the Assumption Agreement, the Contingency Promissory Note, the Purchase Price Promissory Note, the opinion of Fulbright & Jaworski L.L.P., the certificates and all other documents described in Article 2 of this Agreement that are to be delivered to the Selling Parties.

         8.      TERMINATION.

                 8.1      MANNER OF TERMINATION.  Subject to the provisions of
Section 8.2, this Agreement may, by written notice given at or prior to the Closing in the manner provided, be terminated and abandoned:

                 (a) BY QUANEX FOR DEFAULT. By Quanex if a material default or breach shall be made by any Selling Party with respect to the due and timely performance of any of its or his covenants and agreements contained in this Agreement, or with respect to the continuing accuracy of any of its or his representations and warranties contained in this Agreement and such default, breach or continuing accuracy cannot be cured in a timely fashion and has not been waived;

                 (b) BY PIPER FOR DEFAULT. By Piper if a material default or breach shall be made by any Purchasing Party with respect to the due and timely performance of any of the covenants and agreements of the Purchasing Parties contained in this Agreement, or with respect to the continuing accuracy of any representations and warranties of the Purchasing Parties contained in this Agreement, and such default, breach or continuing accuracy cannot be cured in a timely fashion and has not been waived;

                 (c)      BY MUTUAL CONSENT.  By mutual consent of Piper and
Quanex;

or

                 (d) BY EITHER PARTY AFTER DEADLINE. By either Quanex or Piper if the Closing is not completed before the close of business on September 30, 1996.

                 8.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties hereunder shall terminate, except that the obligations set forth in Sections
5.8 and 5.11 shall survive; provided, however, that if this Agreement is so terminated by one party pursuant to subsection 8.1(a) or subsection 8.1(b) above any aggrieved party's right to pursue all legal remedies for breach of contract or otherwise, including without limitation damages relating thereto, shall also survive such termination unimpaired.

         9.      INDEMNIFICATION AND REMEDIES.

                 9.1 INDEMNIFICATION BY THE SELLING PARTIES OF THE PURCHASING PARTIES. Each Selling Party shall jointly and severally defend, indemnify and hold harmless each of the Purchasing Parties and any of their officers, directors, employees, agents or affiliates against any claim, loss, cost, damage or expense ("Loss") that any such person may suffer or incur, including court costs and attorneys' fees, arising out of or in connection with:

                          (a) BREACHES. Any breach of the representations, warranties, covenants and agreements contained in this Agreement or in any document signed by a Selling Party referred to in Article 2 of this Agreement;

                          (b) CERTAIN CLAIMS BEFORE EFFECTIVE TIME. Any claim with regard to the conduct of Piper's Business or the ownership of Piper's assets based on events occurring before the Effective Time, except to the extent expressly assumed by Quanex and Quanex Subsidiary and except with respect to any claims regarding the conduct of Piper's Business or the ownership of Piper's assets relating to Environmental Laws or Hazardous Materials, which is provided for in subsection 9.1(j) below;

                          (c) BULK SALES LAWS. Any failure of the parties to comply with any applicable bulk sales or similar law in connection with the transactions contemplated by this Agreement;

                          (d)     NON-ASSUMED LIABILITIES.  Any debts,
                 liabilities, obligations or expenses of the Selling Parties not expressly assumed by the Purchasing Parties pursuant to this Agreement;

                          (e) WARN. Any violation of the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Sections 2201 et seq. ("WARN") based upon the termination of any of Piper's employees that may occur before the Closing Time;

                          (f) FORM 5500 FILINGS. The failure to timely file an appropriate Form 5500 pursuant to ERISA for any year ended before the Closing Time;

                          (g) COMPLIANCE WITH LEASES. Any non-compliance with the provisions of the Mississippi Lease, the Parking Lot Lease or the Adjacent Parcel Lease before the Closing Time by any party thereto other than Piper;

                          (h) ARMS EXPORT CONTROL ACT. Any non-compliance by Piper with the Arms Export Control Act, 22 U.S.C. Sections 2778 et seq., as amended, and regulations promulgated thereunder;

                          (i) CERTAIN UNDISCLOSED LIABILITIES. The nondisclosure in Piper's financial statements described in
                 Section 3.7 of this Agreement, or in this Agreement or its Schedules, of any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including without limitation any liabilities for taxes and interests, penalties and other charges payable with respect to any liability or obligation) relating to Piper's Business and which are of the type to be assumed by Quanex Subsidiary pursuant to this Agreement; and

                          (j)     CERTAIN ENVIRONMENTAL CLAIMS.  Any
                 environmental condition created, or action taken, with respect to the conduct of Piper's business, or the ownership of any of Piper's assets, before the Closing Time, except with respect to the obligations that Quanex Subsidiary has agreed to assume pursuant to Section 1.4(n) of this Agreement concerning the Specified Contamination Problems and the Specified Compliance Problems.

                 Without in any respect limiting the generality of subsection 9.1(j) of this Agreement, the obligations of the Selling Parties pursuant to subsection 9.1(j) of this Agreement shall include all Losses arising out of or in connection with any of the following: (i) any claims with respect to any act or omission by Piper or any of its shareholders or by any predecessor of Piper for whom Piper is claimed to be responsible as a successor (the "Predecessors") before the Closing Time with respect to any Hazardous Material, including without limitation the release, disposal, use, management or handling of any Hazardous Material; (ii) any alleged violation by Piper or its shareholders or by any Predecessors of any requirement arising out of any Environmental Law, including without limitation any governmental claims seeking to impose fines or penalties; (iii) the absence of any permit required by any Environmental Law for the conduct of Piper's Business, or the non-compliance with any permit held by Piper, at any time up to the Closing Time; (iv) the presence or alleged presence of any Hazardous Material at any of Piper's facilities at or prior to the Closing Time, including without limitation tetrachloroethene (including impurities and degradation products of tetrachloroethene, as well as dichlorobenzene) and the heavy metals; (v) underground storage tanks at any of Piper's facilities, without regard for when any such tanks were used or by whom; (vi) the disposal or arrangement for disposal by Piper or any of its shareholders or any Predecessors of any Hazardous Material at any location before the Closing Time; (vii) claims by any person, including without limitation Masterbilt, Inc. and Ertel Manufacturing, Inc. and their respective employees, alleging property damage or personal injury related to any Hazardous Material initially released by Piper or any of its shareholders or any Predecessors before the Closing Time, without regard to whether exposure or damage is alleged to have occurred or continued after the Closing Time; (viii) any cooperation requested by Piper for its efforts to recover from third parties costs related to the Specified Contamination Problems or the Specified Compliance Problems, including without limitation any Losses arising out of any counterclaims asserted against Purchasing Parties by third parties, the costs of counsel selected with the concurrence of the Purchasing Parties to defend against any such counterclaims and the costs of any measures taken by Quanex or Quanex Subsidiary related to Piper's efforts to demonstrate consistency with the National Contingency Plan; (ix) any breach by a Selling Party of any representation or warranty set forth in this Agreement concerning environmental matters; and (x) the expiration of NPDES wastewater permit number MS0000931 applicable to the Original Facility Plant.

                 The obligations of the Selling Parties under subsection 9.1(j) of this Agreement shall not be limited in any respect by (w) the knowledge or lack of knowledge of any Selling Party or Purchasing Party with respect to any environmental condition created, or action taken, before the Closing Time or
(x) the identity of the person or party responsible for causing any environmental condition created, or action taken, before the Closing Time. It is acknowledged and agreed that the Selling Parties shall be responsible for any and all fines, penalties and third party claims for personal injury and property damage related to or arising out of the Specified Contamination Problems and the Specified Compliance Problems, and that such responsibility of the Selling Parties shall not be limited by (y) the continued existence of such conditions after the Closing Time (during which period the Purchasing Parties may be conducting investigation and remediation or corrective action) or (z) the reasonable exercise by the Purchasing Parties of discretion in deciding whether and how to report conditions to any regulatory authorities. Notwithstanding any provision of this Agreement to the contrary, the Selling Parties shall have no responsibility hereunder for the portion of any governmental fines or penalties incurred by the Purchasing Parties to the extent that such portion of fines or penalties (i) is attributable to the continuation of more than one year after the Closing Time of any noncompliance with Environmental Laws related to the wastewater treatment system at the Original Facility Plant, (ii) is attributable to the continuation after December 31, 1996, of noncompliance constituting any other Specified Compliance Problems or (iii) is attributable to the continuation after December 31, 1996, of use of tetrachloroethene at the Original Facility Plant; it being understood that nothing in the preceding part of this sentence shall relieve the Selling Parties of responsibility for any portion of fines or penalties attributable to noncompliance before such cut-off dates. The Purchasing Parties shall have the right to control any and all response actions to be taken on the Real Property or at the Facilities after the Closing Time; provided, however, that Sammons and Robbins shall have primary responsibility for the supervision and control of terminating the use of tetrachloroethene in Piper's Business before December 31, 1996.

                 9.2 INDEMNIFICATION BY THE PURCHASING PARTIES OF THE SELLING PARTIES. Each Purchasing Party shall jointly and severally defend, indemnify and hold harmless each of the Selling Parties and Piper's officers, directors, employees, agents or affiliates against any Loss that any such person may suffer or incur, including court costs and attorneys' fees, arising out of or in connection with:

                          (a) BREACHES. Any breach of the representations, warranties, covenants and agreements contained in this Agreement or in any document signed by a Purchasing Party referred to in Article 2 of this Agreement;

                          (b) CERTAIN CLAIMS AFTER EFFECTIVE TIME. Any claim with regard to the conduct of Piper's Business or the ownership of Piper's assets based on events occurring after the Effective Time, except with respect to any claim regarding the conduct of Piper's Business or the ownership of the Assets relating to Environmental Laws or Hazardous Materials, which is provided for in subsection 9.2(e) below;

                          (c)     ASSUMED LIABILITIES.  The Assumed Liabilities;

                          (d) WARN. Any violation of WARN based on the termination of employment of persons who are employees of Piper as of the Closing Time; and

                          (e) CERTAIN ENVIRONMENTAL CLAIMS. Any claim with regard to the conduct of Piper's Business or the ownership of the Assets relating to Environmental Laws or Hazardous Materials based on conditions created or events occurring, after the Closing Time; it is acknowledged and agreed that Quanex and Quanex Subsidiary shall have no responsibility pursuant to this subsection 9.2(e) with respect to the continuation after the Closing Time of any conditions created, or events occurring, prior to the Closing Time, unless and to the extent that Quanex or Quanex Subsidiary are grossly negligent or engage in willful misconduct and thereby exacerbate such conditions or events, and in such event the responsibility of Quanex or Quanex Subsidiary shall be limited to the extent of such exacerbation.

                 9.3      THIRD PARTY CLAIMS.  If any claim covered by this
Article 9 is made by any third party, the party receiving such claim (the "Indemnified Party") shall promptly notify the party to indemnify the Indemnified Party (the "Indemnifying Party") and the Indemnifying Party shall have an opportunity to defend or settle any such claim, with counsel reasonably acceptable to the Indemnified Party. If the Indemnifying Party assumes the defense of an Indemnified Party's claim and, under applicable standards of professional conduct, a conflict of interest exists on any significant issue between the positions of the Indemnified Party and the Indemnifying Party, such that counsel chosen by the Indemnifying Party is ethically prohibited from representing both the Indemnified Party and the Indemnifying Party, then the Indemnified Party may retain counsel reasonably satisfactory to the Indemnifying Party to represent the Indemnified Party with respect to the issue as to which there is a conflict, and the Indemnifying Party shall pay all fees and expenses of that counsel. If the Indemnifying Party fails to promptly assume the defense of a claim covered by this Article 9 after notice or to thereafter diligently defend against the claim or if any such claim is determined valid by a court having proper jurisdiction, the Indemnified Party shall have the right to pay or settle such claim and demand immediate payment from the Indemnifying Party. All amounts paid under this Section 9.3 are payable on demand or, in the case of a third party claim, upon settlement or final judgment. The Indemnified Party shall also be entitled to recover any costs or expenses, including reasonable attorneys' fees, incurred in enforcing the rights to indemnity hereby granted.

                 9.4 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties and agreements set forth in this Agreement shall survive the Closing Time for a period of three years, except as follows: (a) the agreement by the Selling Parties to indemnify the Purchasing Parties for the matters described in subsection 9.1(j) of this Agreement, which shall survive the Closing Time for eight years; (b) the agreement by the Purchasing Parties to indemnify the Selling Parties for those Assumed Liabilities described in subsection 1.4(n) of this Agreement and the agreements by the Purchasing Parties to indemnify the Selling Parties and by the Selling Parties to indemnify the Purchasing Parties for breaches of the agreements contained in Sections 5.14 and 5.15 of this Agreement, which shall survive the Closing Time for an indefinite time; (c) the agreements contained in Section
5.5 of this Agreement, which shall survive the Closing Time for five years; and
(d) the agreements contained in Sections 5.2 and 5.4 of this Agreement, which shall survive the Closing Time for an indefinite time.

                 9.5 LIMITATION ON INDEMNIFICATIONS. The total indemnification to be paid by the Selling Parties under Section 9.1 of this Agreement shall not exceed $90,000,000. The total indemnification to be paid by the Purchasing Parties under Section 9.2 of this Agreement shall not exceed $90,000,000. The Selling Parties shall not be required to indemnify the Purchasing Parties pursuant to Section 9.1 of this Agreement unless and only to the extent that the aggregate amount of all claims against the Selling Parties for indemnification exceed $100,000. The Purchasing

Parties shall not be required to indemnify the Selling Parties pursuant to
Section 9.2 of this Agreement unless and only to the extent that the aggregate amount of all claims against the Purchasing Parties for indemnification exceed $100,000.

         10.     GENERAL PROVISIONS.

                 10.1 AMENDMENTS. This Agreement may be amended only by a written agreement signed by Quanex and each Selling Party.

                 10.2 NOTICES. All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date delivered, if delivered personally or sent by facsimile to the persons identified below, or three days after mailing in the United States mail if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:


                              (a)      if to Piper, Sammons or Robbins,
                                       to such person at the following address:

                                       B. F. Sammons
                                       2512 Thomas Place
                                       Fort Worth, Texas 76107

                                       and to

                                       Marshall W. Robbins
                                       Piper Impact, Inc.
                                       P. O. Box 726
                                       New Albany, Mississippi 38652
                                       Fax No. (601) 538-6466

                                       with a copy to:

                                       Burch, Porter & Johnson
                                       50 North Front Street, Suite 800
                                       Memphis, Tennessee 38103
                                       Attention:  Mr. John A. Stemmler
                                       Fax No. (901) 527-5026


                              (b)      if to Quanex:

                                       Quanex Corporation
                                       1900 West Loop South, Suite 1500
                                       Houston, Texas 77027
                                       Attention:  Mr. Wayne M. Rose
                                       Fax No. (713) 877-5333
                                       with a copy to:

                                       Fulbright & Jaworski L.L.P.
                                       1301 McKinney, Suite 5100
                                       Houston, Texas 77010-3095
                                       Attention:  Ms. Harva R. Dockery
                                       Fax No. (713) 651-5246

The addresses and numbers may be changed by means of a notice given in the manner provided in this Section 10.2.

                 10.3 WAIVER. Waiver of any term or condition of this Agreement by any party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

                 10.4 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                 10.5 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                 10.6 ENTIRE AGREEMENT; SCHEDULES. This Agreement, the Confidentiality Agreement described in Section 5.3 of this Agreement, the Exhibits attached to this Agreement and the Schedules identified in and delivered pursuant to this Agreement constitute the entire agreement and supersede all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. The Schedules identified in this Agreement have been delivered to the Purchasing Parties and the Selling Parties separate from this Agreement; such Schedules, however, shall constitute a part of this Agreement and are incorporated by reference into this Agreement.

                 10.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AS TO ALL MATTERS BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY OTHER LAWS THAT MIGHT APPLY PURSUANT TO ITS CONFLICT OF LAWS RULES. THIS AGREEMENT IS PERFORMABLE IN HOUSTON, HARRIS COUNTY, TEXAS. EXCLUSIVE VENUE FOR ANY DISPUTE ARISING WITH RESPECT TO THIS AGREEMENT SHALL BE SAN ANTONIO, TEXAS. THE SELLING PARTIES ACCEPT THE EXCLUSIVE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION IN

SAN ANTONIO, TEXAS, AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT THEY MAY HAVE OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THE TERMS OF THIS AGREEMENT BROUGHT IN A COURT OF COMPETENT JURISDICTION IN SAN ANTONIO, TEXAS, AND WAIVE ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                 10.8 COUNTERPARTS. This Agreement and all agreements executed and delivered pursuant to this Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

                 10.9 NO THIRD-PARTY BENEFICIARIES. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person who is not a party to this Agreement.

                 10.10 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY AND ALL ACTIONS OR PROCEEDINGS IN WHICH ANY SELLING PARTY OR PURCHASING PARTY IS A PARTY, WHETHER OR NOT SUCH ACTIONS OR PROCEEDINGS ARISE OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONJUNCTION WITH THIS AGREEMENT OR ANY OF THE ASSUMED LIABILITIES. THE WAIVERS CONTAINED IN THIS SECTION 10.10 HAVE BEEN VOLUNTARILY GIVEN, WITH FULL KNOWLEDGE OF THE CONSEQUENCES THEREOF.

                 IN WITNESS WHEREOF, Piper, Sammons, Robbins and Quanex have caused this Agreement to be executed on the day and year first above written acknowledging that this Agreement shall be effective at the Effective Time.


                                    QUANEX CORPORATION



                                    By________________________________________
                                                    Wayne M. Rose
                                    Vice President and Chief Financial Officer




                                    PIPER IMPACT, INC.
                                    (formerly named "Quanex Aluminum, Inc."), a
                                    Delaware corporation



                                    By________________________________________
                                                    Wayne M. Rose
                                    Vice President and Chief Financial Officer


                                    PIPER IMPACT, INC.,
                                    a Tennessee corporation



                                    By_________________________________________
                                                     B. F. Sammons
                                                       President



                                    ___________________________________________
                                    B. F. SAMMONS



                                    ___________________________________________
                                    MARSHALL W. ROBBINS


(Schedules that are incorporated by reference into the Asset Purchase Agreement have been omitted; a copy of the schedules will be provided to the Commission's Staff upon request.)

                                                                       Exhibit A
                                                     to Asset Purchase Agreement

                         TECHNOLOGY TRANSFER AGREEMENT

                   , 1996
- -------------------



Mr. B. F. Sammons
Piper Impact, Inc.
6280 Silver Creek
Park City, Utah 84068-1990


Dear Mr. Sammons:

         On this date, Piper Impact, Inc. (formerly Quanex Aluminum, Inc.), a Delaware corporation (the "Company"), has acquired or is acquiring the business and substantially all of the assets (collectively, the "Business") of Piper Impact, Inc., a Tennessee corporation ("Piper"), pursuant to an Asset Purchase Agreement dated July __, 1996 with Piper, Quanex Corporation, a Delaware corporation ("Quanex"), and you and Marshall W. Robbins. You and we recognize that the value of Piper has been created largely by your knowledge and contacts. The future growth and success of the Business, which is an element of the matters considered when determining the purchase price for the Business, depends on the transfer of Piper's technology to Quanex, including your unique knowledge, innovation and personal contacts.

         In view of the foregoing, you agree to assist in and provide information to accomplish the transfer of technology to the Company or Quanex. It is expected that the transfer of technology should be completed in (12) twelve months from the date of this Agreement. During this time you will fully transfer your technical and other knowledge regarding the Business and assist in a transition with the contacts that you have developed. This will not require you to serve in a long-term administrative role. However, you agree to be available on a mutually agreeable basis to provide information for up to (5) five years as needed.

         The term of your assistance (the "Term"), which will not exceed five years and would terminate earlier upon your death or permanent disability, will be determined by a committee (the "Committee") comprised of three members: you, Quanex's Chief Executive Officer (CEO) and Quanex's Chief Operating Officer
(COO). During the Term, you will work closely with Quanex's CEO and COO to hire, train, develop and introduce other employees who can continue to provide your level of capabilities after the end of the Term.

         The Committee will meet at least every six months to review the progress of the transfer of your knowledge regarding the Business, to take into account your personal level of interest in continuing your Term and to determine the nature of your continued assistance for the ensuing six-month period. All decisions of the Committee will be determined by a majority vote of the members of the Committee. It is expected that your role will evolve from that of a full time CEO of the Business for the first few months of the Term to a lesser level of involvement over time dealing more directly with the transfer of technology and support of new product development and growth strategy.

         In addition to the consideration set forth in the Asset Purchase Agreement, as additional compensation for your assistance during the Term, the Committee may from time to time grant you a title, salary and bonus, taking into account the amount of time spent on technology transfer and transition and the amount of additional time spent helping to ensure the continued success of the Business through supplying managerial assistance, new contacts or new innovations. Such compensation will take into account your experience level and comparable pay for comparable positions.

         If this accurately sets forth our agreement, please so indicate by signing below.

                                        Very truly yours,

                                        PIPER IMPACT, INC.
                                        (formerly Quanex Aluminum, Inc.)


                                        By
                                          --------------------------------------
                                          [name, title]


AGREED AND ACCEPTED, this       day of           , 1996.
                          -----        ----------




- -----------------------------------
           B.F. Sammons

                                                                       Exhibit B
                                                     to Asset Purchase Agreement

                               PROMISSORY NOTE

Houston, Texas
                                                                August ___, 1996


         Quanex Corporation, a Delaware corporation ("Quanex"), and its wholly owned subsidiary, Piper Impact, Inc. (formerly named "Quanex Aluminum, Inc."), a Delaware corporation ("Quanex Subsidiary"), jointly and severally promise to pay to Piper Impact, Inc., a Tennessee corporation ("Payee"), at its principal offices at __________________________________, in lawful money of the United
States of America, a principal amount equal to the sum of One Hundred Twenty Million, One Hundred Twenty-Five Thousand and no/100s Dollars ($120,125,000) and the Adjustment Amount described below, together with interest on the principal balance of such sum from time to time remaining unpaid from the date of this Note until maturity at the rate of six and 68.75/100s percent (6.6875%) per annum.

         This Note is that certain note given as part of the consideration paid or payable to Payee in connection with Quanex Subsidiary's acquisition of substantially all of the assets, and its assumption of certain liabilities, of Payee pursuant to that certain Asset Purchase Agreement dated July 31, 1996, and effective March 29, 1996, among Quanex, Quanex Subsidiary, Payee, B. F. Sammons and Marshall W. Robbins (as it may be amended from time to time, the "Asset Purchase Agreement"), being referred to therein as the "Purchase Price Promissory Note".

         Terms used in this Note that are defined in the Asset Purchase Agreement shall have the same meanings in this Note as they have in the Asset Purchase Agreement. In addition, for purposes of this Note the term "Makers" shall mean Quanex and Quanex Subsidiary.

         The principal on this Note shall be payable in three installments, the first installment of principal being in the amount of $117,125,000 and being due and payable on September ___, 1996, the second installment of principal being the Adjustment Amount (as determined pursuant to the provisions of the Asset Purchase Agreement) and being due and payable on December 15, 1996, and the third and last installment of principal being in the amount of $3,000,000 and being due and payable on January 15, 1997. In addition to such installments of principal, interest on the unpaid principal amount of this Note shall be payable in installments as it accrues on the same dates as installments of unpaid principal are due and payable. Upon failure by Makers to pay any installment of principal or interest on this Note as provided by the terms of this Note, a default shall be deemed to have occurred under this Note, and the entire unpaid principal balance owed on this Note, together with all interest then accrued, shall, at the option of Payee, at once become due and payable. Upon such a default, makers agree to pay interest at a rate equal to the lesser of (i) __________ percent (__%) per annum or (ii) the Maximum Rate (as defined below), on all past due principal and interest on this Note from the maturity thereof until paid. No installment of principal or interest on this Note may be paid before its due date without the written consent of Payee.

         Notwithstanding anything to the contrary contained in this Note, no provision of this Note shall require the payment or permit the collection of interest in excess of the maximum rate of interest permitted by applicable law (the "Maximum Rate"). If any excessive interest in that respect shall be adjudicated to be provided in this Note or otherwise in connection with the transactions contemplated by this Note, the provisions of this paragraph shall govern and prevail, and neither Makers nor any successors of Makers shall be obligated to pay the excess amount of the interest, or any other excess sum paid for the use, forbearance or detention of sums pursuant to this Note. If for any reason interest in excess of the Maximum Rate shall be deemed by any court of competent jurisdiction to be charged, paid, received, contracted for, taken, reserved or otherwise required or permitted, the excess shall be applied as an additional payment and reduction of the principal amount of this Note; and, if the amount of this Note has been paid in full, any remaining excess shall forthwith be paid to Makers.

         The rights and remedies provided for in this Note and any other documents executed in connection with this Note are cumulative and not exclusive of any rights and remedies provided by law.

         This Note is not transferrable, assignable or negotiable by Payee or Makers; provided, however, that this Note may be transferred or assigned, in whole or in part, to Sammons, Robbins, or any other person who is a shareholder of record of Payee on the date of this Note (or their heirs or beneficiaries by operation of law), or any one or more of them, and upon any such transfer or assignment, the transferees or assignees shall also have and may exercise all of the rights of Payee under this Note.

         Makers waive demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of demand and all other notice, filing of suit and diligence in collecting this Note; agree to the release by Payee of any party primarily or secondarily liable with respect to this Note; agree that it will not be necessary to enforce payment of this Note for Payee to first institute suit or exhaust its remedies against Makers; and consent to any extensions or postponements of time of payment of this Note or any other indulgences with respect to this Note, without notice to either of them.

         No failure to accelerate the indebtedness evidenced by this Note by reason of default under this Note, acceptance of a past-due installment or other indulgences granted from time to time shall be construed to be a novation of this Note or a waiver of any right of acceleration or of the right of Payee to insist on strict compliance with the terms of this Note or construed to prevent the exercise of such right of acceleration or any other right granted under the terms of this Note or by applicable laws. No extension of the time for payment of the indebtedness evidenced by this Note or any installment due under this Note made by agreement with any person now or hereafter liable for payment of the indebtedness evidenced by this Note shall operate to release, discharge, modify, change or affect the original liability of Makers under this Note or that of any other person now or hereafter liable for payment of the indebtedness evidenced by this Note, either in whole or in part, unless Payee agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         No failure on the part of Payee to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Note shall operate as a waiver of this Note, nor shall any single or partial exercise of any right, power or privilege under this Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         Any provision of this Note held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Note and the effect of the holding shall be confined to the provision held to be invalid or illegal.

         If, after the occurrence of a default under this Note, Payee expends any effort in an attempt to enforce payment of any amount due and payable under this Note, if this Note is placed in the hands of an attorney for collection or if this Note is collected through any legal proceedings, Makers shall pay all reasonable collection costs, expenses and fees incurred by Payee, including without limitation reasonable attorneys' fees.

         Any notice, consent or other communication to be given to Makers in connection with this Note shall be deemed properly given if delivered in person or mailed by registered or certified mail, return receipt requested, postage prepaid, to Makers at 1900 West Loop South, Suite 1500, Houston, Texas 77027,
Attention: Mr. Wayne M. Rose. Any notice or other communication to be given to Piper in connection with this Note must be in writing and delivered in person or mailed by registered or certified mail, return receipt requested, postage prepaid, to Piper at 6280 Silver Creek, Park City, Utah, 84068, Attention: Mr.
B. F. Sammons. A party may change its address by setting forth the change in a notice given in compliance with this paragraph. All payments made pursuant to this Note shall be deemed to be made in accordance with the terms of this Note if paid at the address set forth in the first paragraph of this Note, unless the holder of this Note has changed the place for payment in a notice to Makers given in compliance with this paragraph.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (EXCLUDING ANY OTHER LAWS THAT MIGHT APPLY PURSUANT TO ITS CONFLICT OF LAWS RULES) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS NOTE IS PERFORMABLE IN HARRIS COUNTY, TEXAS. EXCLUSIVE VENUE FOR ANY DISPUTE ARISING WITH RESPECT TO THIS NOTE SHALL BE SAN ANTONIO, TEXAS. PAYEE AND MAKERS ACCEPT THE EXCLUSIVE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION IN SAN ANTONIO, TEXAS, AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT THEY MAY HAVE OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THE TERMS OF THIS NOTE BROUGHT IN A COURT OF COMPETENT JURISDICTION IN SAN ANTONIO, TEXAS, AND WAIVE ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF MAKERS AND PAYEE IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY AND ALL ACTIONS OR PROCEEDINGS IN WHICH ANY SUCH PARTY IS A PARTY, WHETHER OR NOT SUCH ACTIONS OR PROCEEDINGS ARISE OUT OF THIS NOTE OR ANY OTHER AGREEMENT EXECUTED IN CONJUNCTION WITH THE ASSET PURCHASE

AGREEMENT. THE WAIVERS CONTAINED IN THIS PARAGRAPH HAVE BEEN VOLUNTARILY GIVEN, WITH FULL KNOWLEDGE OF THE CONSEQUENCES THEREOF.


                                        PIPER IMPACT, INC. (formerly "Quanex
                                        Aluminum, Inc."), a Delaware corporation



                                        By
                                          --------------------------------------
                                                         Wayne M. Rose
                                                      Vice President and
                                                    Chief Financial Officer


                                        QUANEX CORPORATION



                                        By
                                          --------------------------------------
                                                         Wayne M. Rose
                                                      Vice President and
                                                    Chief Financial Officer




ACCEPTED AND AGREED:

PIPER IMPACT, INC.,
  a Tennessee corporation


By
  ---------------------------------------
              B. F. Sammons
                 President


- -----------------------------------------
              B. F. SAMMONS


- -----------------------------------------
          MARSHALL W. ROBBINS

                                                                       Exhibit C
                                                     to Asset Purchase Agreement

                                PROMISSORY NOTE


$10,000,000                                                     August ___, 1996

         Quanex Corporation, a Delaware corporation ("Quanex"), and its wholly owned subsidiary, Piper Impact, Inc. (formerly named "Quanex Aluminum, Inc."), a Delaware corporation ("Quanex Subsidiary"), promise, jointly and severally, to pay Piper Impact, Inc., a Tennessee corporation ("Payee"), in lawful money of the United States of America, and as provided below, the amount of Ten Million Dollars ($10,000,000), as such amount may be adjusted pursuant to the terms of this Note, on or before August ___, 2004 [8th anniversary of closing date] (the "Payment Date").

         This Note is that certain note given as part of the consideration paid or payable to Payee in connection with Quanex Subsidiary's acquisition of substantially all of the assets, and its assumption of certain liabilities, of Payee pursuant to that certain Asset Purchase Agreement dated July 31, 1996, and effective March 29, 1996, among Quanex, Quanex Subsidiary, Payee, B. F. Sammons and Marshall W. Robbins (as it may be amended from time to time, the "Asset Purchase Agreement"), being referred to therein as the "Contingency Promissory Note", and is given in consideration of Quanex Subsidiary's assumption of certain specified obligations, subject to certain specified deductions and offsets.

         Terms used in this Note that are defined in the Asset Purchase Agreement shall have the same meanings in this Note as they have in the Asset Purchase Agreement. In addition, the following terms used in this Note shall have the meanings set forth below:

         The "Expenditures" shall mean the sum of (1) all costs and fees (including without limitation attorneys' fees) incurred by Makers to remediate the tetrachloroethene contamination (including impurities and degradation products of tetrachloroethene, as well as toluene, chlorobenzene and dichlorobenzene) in soil (but not including groundwater) at or migrating from the Original Facility Plant (including as required any construction of slurry walls, any measures to contain contaminated soil, any soil excavation and treatment/disposal, any septic tank cleanout, any relocation of manufacturing equipment necessary for remediation, any demolition, removal/disassembling or installation/reassembly of a facility, and any indirect costs or costs of business interruption related to the investigation or remediation) and (2) all costs and fees (including without limitation attorneys' fees) incurred by Makers to investigate and remediate the heavy metals contamination at the Original Facility Plant described in Schedule 1.4(n)(i) to the Asset Purchase Agreement.

         The "Final Cost Adjustment Amount" shall mean the sum of (1) any amount by which $650,000 exceeds the amount of all costs and fees (including without limitation attorneys' fees) incurred by Makers to conduct the investigation of the tetrachloroethene contamination (and related contamination as set forth in the preceding paragraph) at or migrating from the Original Facility Plant and (2) any amount by which $2,960,000 exceeds the amount of all costs and fees (including without limitation attorneys' fees) incurred by Makers to investigate and correct, through the following measures, possible non-compliance with Environmental Laws at the Original Facility Plant: (u) to upgrade or replace the wastewater holding pond and treatment system (including installing aboveground tanks or taking alternative actions to correct such non-compliance), (v) to upgrade the sanitary wastewater treatment system, (w) to complete any steps necessary to obtain a stormwater discharge permit, (x) to provide for closure of the non-hazardous waste burial area identified in
Schedule 1.4(n) to the Asset Purchase Agreement (but only to the extent such area contains materials that are non-hazardous), (y) up to a maximum cost of $100,000, to complete any steps required by regulatory authorities to obtain a Title V air operating permit, including supplementing or amending the Title V permit application currently pending before MDEQ, and (z) to conduct certain administrative compliance program updates consisting of preparing an oil spill prevention control and countermeasures plan, conducting an asbestos survey, preparing an asbestos operations and maintenance plan, and correcting as necessary any toxic release inventory reports.

         "Makers" shall mean Quanex and Quanex Subsidiary.

         The amount of this Note shall be reduced by an amount equal to one-half of the amount by which the Expenditures exceed the sum of $10,000,000 and the Final Cost Adjustment Amount. In addition, if any amount of this Note is outstanding at the time that a Selling Party is to make any payment to or on behalf of either Maker pursuant to any provision of the Asset Purchase Agreement, Makers shall have the right, but not the obligation, to cause that payment to be made by offsetting the amount of that payment (together with interest thereon at a rate of eight and one-half percent (8 1/2%) per annum from the date such payment became due to the date of such offset) against the amount of this Note, to the extent of the outstanding amount of this Note. Any adjustments made to the amount of this Note described in this paragraph are intended to be consistent with applicable provisions of the Asset Purchase Agreement.

         If there is a reduction in the amount of this Note as provided for pursuant to the terms of the foregoing paragraph, then (1) the original amount of this Note due on or before the Payment Date shall be reduced accordingly,
(2) Makers shall be jointly and severally obligated to pay only the amount of this Note as so adjusted, and (3) any references in this Note to the "amount of this Note" shall be deemed to refer to such original amount of this Note as so reduced. Any such reduction in the amount of this Note shall be described in a written notice to be given by Makers to Payee, which notice shall include a detailed description of the reason for and the method of calculation of the reduction. Makers shall cooperate with Payee and shall make their representatives available to discuss with Payee the subject matter of any such notice.

         Makers and Selling Parties shall, during the period of time commencing with the date of this Note and ending three (3) years after the date of this Note, discuss from time to time the remediation and compliance estimates used by the parties to determine the amount of adjustments to the original amount of this Note, and, pursuant to such discussions, may adjust the amounts used to determine such adjustment amounts. If they reach an agreement, they shall amend this Note pursuant to a written agreement signed by the Selling Parties and Makers to reflect such agreement.

         Makers shall not be required to pay any interest pursuant to this Note. To the extent the amount of this Note may be deemed to include interest, the amount of interest paid or payable pursuant to this Note shall be deemed to be based on that interest rate designated by the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, to be the imputed rate of interest existing from time to time; provided, however, that no such imputation of interest shall be construed to affect any other matters set forth in this Note.

         Makers shall have the right and privilege of prepaying all or any part of this Note at any time after January 15, 1997, without notice or penalty. If Makers pay all or any part of the amount of this Note before the Payment Date, the total amount due as of such date of prepayment shall be the sum of the amount, if any, not to be so prepaid as of the date of the prepayment and the then-present value, as of the date of such prepayment, of that portion of the original amount of this Note that is being prepaid, discounted at a rate of eight and one-half percent (8 1/2%) per annum for the period of time between the date of such prepayment to the Payment Date. Discounts shall be based on a year consisting of 365 or 366 days, as applicable.

         Notwithstanding anything to the contrary contained in this Note, no provision of this Note shall require the payment or permit the collection of interest in excess of the maximum rate of interest permitted by applicable law (the "Maximum Rate"). If any excessive interest in that respect shall be adjudicated to be provided in this Note or otherwise in connection with the transactions contemplated by this Note, the provisions of this paragraph shall govern and prevail, and neither Makers nor any successors of Makers shall be obligated to pay the excess amount of the interest, or any other excess sum paid for the use, forbearance or detention of sums pursuant to this Note. If for any reason interest in excess of the Maximum Rate shall be deemed by any court of competent jurisdiction to be charged, paid, received, contracted for, taken, reserved or otherwise required or permitted, the excess shall be applied as an additional payment and reduction of the principal amount of this Note; and, if the amount of this Note has been paid in full, any remaining excess shall forthwith be paid to Makers.

         Upon failure by Makers to pay the outstanding amount of this Note on the Payment Date as provided by the terms of this Note, a default shall be deemed to have occurred under this Note; provided, however, that to the extent, if any, that Payee is not in agreement as to the amount of any reduction in the amount of this Note in accordance with its terms, then no default shall be deemed to have occurred as to the amount of such reduction.

         The rights and remedies provided for in this Note and any other documents executed in connection with this Note are cumulative and not exclusive of any rights and remedies provided by law.

         This Note is not transferrable, assignable or negotiable by Payee or Makers; provided, however, that this Note may be transferred or assigned, in whole or in part, to Sammons, Robbins, any other person who is a record shareholder of Payee as of the date of this Note (or their heirs or beneficiaries by operation of law), or any one or more of such parties and upon any such transfer or assignment, the transferees or assignees shall also have and may exercise all of the rights of Payee under this Note.

         Makers waive demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of demand and all other notice, filing of suit and diligence in collecting this Note; agree that it will not be necessary to enforce payment of this Note for Payee to first institute or exhaust its remedies against Makers; and consent to any extensions or postponements of time of payment of this Note or any other indulgences with respect to this Note, without notice to either of them.

         No failure to accelerate the indebtedness evidenced by this Note by reason of default under this Note, acceptance of a past-due installment or other indulgences granted from time to time shall be construed to be a novation of this Note or a waiver of any right of acceleration or of the right of Payee to insist on strict compliance with the terms of this Note or construed to prevent the exercise of such right of acceleration or any other right granted under the terms of this Note or by applicable laws. No extension of the time for payment of the indebtedness evidenced by this Note or any installment due under this Note made by agreement with any person now or hereafter liable for payment of the indebtedness evidenced by this Note shall operate to release, discharge, modify, change or affect the original liability of Makers under this Note or that of any other person now or hereafter liable for payment of the indebtedness evidenced by this Note, either in whole or in part, unless Payee agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         No failure on the part of Payee to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Note shall operate as a waiver of this Note, nor shall any single or partial exercise of any right, power or privilege under this Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         Any provision of this Note held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Note and the effect of the holding shall be confined to the provision held to be invalid or illegal.

         If, after the occurrence of a default under this Note, Payee expends any effort in an attempt to enforce payment of any amount due and payable under this Note as to which the default has occurred, if this Note is placed in the hands of an attorney for collection or if this Note is collected through any legal proceedings, Makers shall pay all reasonable collection costs, expenses and fees incurred by Payee, including without limitation reasonable attorneys' fees.

         Any notice, consent or other communication to be given to Makers in connection with this Note shall be deemed properly given if delivered in person or mailed by registered or certified mail, return receipt requested, postage prepaid, to Makers at

1900 West Loop South, Suite 1500, Houston, Texas 77027, Attention: Mr. Wayne M. Rose. Any notice or other communication to be given to Piper in connection with this Note must be in writing and delivered in person or mailed by registered or certified mail, return receipt requested, postage prepaid, to Piper at 6280 Silver Creek, Park City, Utah, 84068, Attention: Mr. B. F. Sammons. A party may change its address by setting forth the change in a notice given in compliance with this paragraph. All payments made pursuant to this Note shall be deemed to be made in accordance with the terms of this Note if paid at the address set forth in the first paragraph of this Note, unless the holder of this Note has changed the place for payment in a notice to Makers given in compliance with this paragraph.

         THIS NOTE SHALL BE GOVERNED AS TO ALL MATTERS BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY OTHER LAWS THAT MIGHT APPLY PURSUANT TO ITS CONFLICT OF LAWS RULES. THIS NOTE IS PERFORMABLE IN HOUSTON, HARRIS COUNTY, TEXAS. EXCLUSIVE VENUE FOR ANY DISPUTE ARISING WITH RESPECT TO THIS NOTE SHALL BE SAN ANTONIO, TEXAS. PAYEE AND MAKERS ACCEPT THE EXCLUSIVE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION IN SAN ANTONIO, TEXAS, AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT THEY MAY HAVE OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THE TERMS OF THIS NOTE BROUGHT IN A COURT OF COMPETENT JURISDICTION IN SAN ANTONIO, TEXAS, AND WAIVE ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT PERMITTED BY APPLICABLE LAW, PAYEE AND MAKERS IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY AND ALL ACTIONS OR PROCEEDINGS IN WHICH ANY OF THEM IS A PARTY, WHETHER OR NOT SUCH ACTIONS OR PROCEEDINGS ARISE OUT OF THIS NOTE OR ANY OTHER AGREEMENT EXECUTED IN CONJUNCTION WITH THIS NOTE. THE WAIVERS CONTAINED IN THE FOREGOING SENTENCE HAVE BEEN VOLUNTARILY GIVEN, WITH FULL KNOWLEDGE OF THE CONSEQUENCES THEREOF.


                                  PIPER IMPACT, INC. (formerly "Quanex
                                  Aluminum, Inc."), a Delaware corporation


                                  By
                                     ------------------------------------------
                                                   Wayne M. Rose
                                     Vice President and Chief Financial Officer



                                  QUANEX CORPORATION


                                  By
                                     ------------------------------------------
                                                   Wayne M. Rose
                                     Vice President and Chief Financial Officer

ACCEPTED AND AGREED:

PIPER IMPACT, INC.,
  a Tennessee corporation


By
  -----------------------------------------
              B. F. Sammons
                 President


  -----------------------------------------
              B. F. SAMMONS


  -----------------------------------------
              MARSHALL W. ROBBINS

                                                                       Exhibit D
                                                     to Asset Purchase Agreement

                                 WARRANTY DEED


STATE OF MISSISSIPPI           )
                               )
COUNTY OF UNION                )

      FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00) cash in hand paid, the receipt and sufficiency of which are acknowledged, PIPER IMPACT, INC., a Tennessee corporation ("Grantor"), does hereby sell, convey and warrant to PIPER IMPACT, INC., a Delaware corporation (formerly known as Quanex Aluminum, Inc.) ("Grantee"), the lands located in Union County, Mississippi, more particularly described on Exhibit A attached hereto and made a part hereof for all purposes, together with all improvements situated thereon and appurtenances thereto (collectively, the "Property").

      Grantor's warranty is subject only to those matters shown on Exhibit B attached hereto and made a part hereof for all purposes.

      Grantor intends to convey, and does hereby convey and quitclaim to Grantee, all of Grantor's right, title and interest to any other land or interests in land owned by Grantor adjacent, contiguous or appurtenant to the Property, including, but not limited to, any strips, gores, alleys and land beneath public roads, and whether now owned or hereafter acquired. It is the intention of Grantor and Grantee that all interests conveyed herein merge unto Grantee.

      [Grantor and Grantee have prorated the 1996 ad valorem taxes between themselves. Grantee shall have the obligation to pay the 1996 ad valorem taxes when due.]

      IN WITNESS WHEREOF, Grantor, acting by and through its duly authorized officer, has executed this instrument on the date below its signature, but effective on the ____ day of ________________, 1996.


                                       PIPER IMPACT, INC.,
                                       a Tennessee corporation


                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                             --------------------------------
                                       Date:                           , 1996
                                            ---------------------------

STATE OF [TEXAS]               )
                               )
COUNTY OF [HARRIS]             )


         Personally appeared before me, the undersigned authority in and for the said County and State, on this ___ day of _______________, 1996, within my jurisdiction, the within named ______________________________________, who acknowledged that he is the _____________________ of PIPER IMPACT, INC., a Tennessee corporation, and that for and on behalf of said corporation, and as its act and deed, he executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.


                                 ----------------------------------------------
                                 Notary Public in and for the State of Texas

My Commission Expires:

- -----------------------------


GRANTOR:                               GRANTEE:
- -------                                -------

Piper Impact, Inc.                     Piper Impact, Inc. (formerly Quanex
P.O. Box 680126                        Aluminum, Inc.)
Park City, Utah 84068                  1900 West Loop South, Suite 1500
Telephone:                             Houston, Texas 77027
          --------------------         Telephone:  (713) 961-4600

INDEXING INSTRUCTIONS:

The land subject to this instrument is located in:

Section 21:               SW-1/4, NE-1/4 and SE-1/4
Section 22:               NW-1/4
Section 28:               NW-1/4
Section 32:               SW-1/4, NW-1/4, NE-1/4 and SE-1/4,
all in Township 6 South, Range 3 East, Union County, Mississippi




THIS INSTRUMENT WAS PREPARED BY, AND
AFTER RECORDING SHOULD BE RETURNED TO:

BRUNINI, GRANTHAM, GROWER & HEWES, PLLC
ATTENTION:  HOLLY STICKLEY
POST OFFICE DRAWER 119
JACKSON, MISSISSIPPI 39205
(601) 948-3101

                                   EXHIBIT A


                     [ATTACH LEGAL DESCRIPTION OF PROPERTY]

                                   EXHIBIT B


1. Ad valorem taxes for 1996, which taxes are not due or payable until 1997.

2. [Exceptions listed in title commitments that are acceptable to Quanex.]

                                                                       Exhibit E
                                                     to Asset Purchase Agreement

WHEN RECORDED, MAIL TO:
Fulbright & Jaworski L.L.P.
1301 McKinney, Suite 5100
Houston, Texas 77010-3095
Attention:  Mr. Terry L. Radney


                                 WARRANTY DEED


STATE OF UTAH                 )
                              )
COUNTY OF SUMMIT              )

         PIPER IMPACT, INC., a Tennessee corporation ("Grantor"), hereby CONVEYS and WARRANTS to PIPER IMPACT, INC., a Delaware corporation (formerly known as Quanex Aluminum, Inc.) ("Grantee"), for the sum of TEN DOLLARS AND NO/100 ($10.00), the real property in Summit County, State of Utah, more particularly described as follows:

         All of Lot 5, Plat "C" Amended, Silver Creek Commerce Center, according to the official plat thereof on file and of record in the Summit County Recorder's office,

together with all improvements and fixtures permanently affixed to and forming a part of such real property.

         Grantor's warranty is subject only to those matters set forth on Exhibit A attached hereto and made a part hereof by this reference for all purposes.

         WITNESS this hand of Grantor this ___ day of ________________, 1996.


                                              PIPER IMPACT, INC,

                                              a Tennessee corporation


                                              By:
                                                 ------------------------------
                                              Name:
                                                   ----------------------------
                                              Title:
                                                    ---------------------------

STATE OF [TEXAS]               )
                               )
COUNTY OF [HARRIS]             )

         On the ___ day of __________, 1996, personally appeared before me _____________________________, who being by me duly sworn did say that he is the _____________________________________ of PIPER IMPACT, INC., a Tennessee
corporation, and that the within and foregoing instrument was signed in behalf of said corporation by authority of its by-laws or a resolution of its board of directors and said ____________________________________ duly acknowledged to me that said corporation executed the same.


                                  ----------------------------------------------
                                  Notary Public in and for the State of Texas

                                  Residing at
                                             -----------------------------------


My Commission Expires:

- -----------------------------

                                   EXHIBIT A


1.       General taxes for 1996.

2. [Exceptions listed in the title commitment that are acceptable to Quanex.]

                                                                       Exhibit F
                                                     to Asset Purchase Agreement

                    CONVEYANCE, BILL OF SALE AND ASSIGNMENT


         This Conveyance, Bill of Sale and Assignment (this "Bill of Sale") executed on __________, 1996, and effective at 11:59 p.m. mountain time on March 29, 1996 (the "Effective Time"), is between PIPER IMPACT, INC., a Tennessee corporation ("Assignor"), and PIPER IMPACT, INC., a Delaware corporation (formerly known as Quanex Aluminum, Inc.) ("Assignee").

         This Bill of Sale is given in connection with Assignee's acquisition of substantially all of the assets, and its assumption of certain liabilities, of Assignor pursuant to that certain Asset Purchase Agreement dated July ___, 1996, and effective March 29, 1996, among Quanex, Assignee, Assignor, B. F. Sammons and Marshall W. Robbins (as it may be amended from time to time, the "Asset Purchase Agreement").

         Terms used in this Bill of Sale that are defined in the Asset Purchase Agreement shall have the same meanings in this Bill of Sale as they have in the Asset Purchase Agreement. In addition, for purposes of this Bill of Sale the term the "Assigned Properties" shall mean all of the Assets described in subsections 1.1(c) through (h) and (j) through (p) of the Asset Purchase Agreement.

         NOW, THEREFORE, in consideration of the receipt of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid by Assignee to Assignor (including those matters described in the Asset Purchase Agreement), the receipt and sufficiency of which are hereby acknowledged and confessed by Assignor, Assignor does hereby ASSIGN, TRANSFER, CONVEY, SET OVER, and DELIVER to Assignee, its successors and assigns, the Assigned Properties.

         TO HAVE AND TO HOLD the Assigned Properties unto Assignee, its successors and assigns, forever, and Assignor does hereby bind itself and its successors to WARRANT AND FOREVER DEFEND, all and singular, title to the Assigned Properties unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof. Nothing in this Bill of Sale shall impair or expand the rights of indemnity or enforcement of Assignor or Assignee against each other pursuant to any provision of the Asset Purchase Agreement. This Bill of Sale is entered into pursuant to the Asset Purchase Agreement and is subject to the terms of the Asset Purchase Agreement, including, without limitation, sections 10.7, 10.8 and 10.10 of the Asset Purchase Agreement.

         EXECUTED on the date of the acknowledgement set forth above and to be effective for all purposes as of the Effective Time.

                                   ASSIGNOR:
                                   --------

                                   PIPER IMPACT, INC.,
                                   a Tennessee corporation


                                   By:
                                      ----------------------------------
                                   Name:
                                        --------------------------------
                                   Title:
                                         -------------------------------


                                   ASSIGNEE:
                                   --------

                                   PIPER IMPACT, INC. (formerly Quanex
                                   Aluminum, Inc.), a Delaware corporation


                                   By:
                                      ----------------------------------
                                   Name:
                                        --------------------------------
                                   Title:
                                         -------------------------------

                                                                       Exhibit G
                                                     to Asset Purchase Agreement

                     ASSIGNMENT AND ASSUMPTION AGREEMENT

            THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") executed on ________________, 1996, and effective at 11:59 p.m. mountain time on March 29, 1996 (the "Effective Time"), is among Quanex Corporation, a Delaware corporation ("Quanex"), Piper Impact, Inc. (formerly Quanex Aluminum, Inc.), a Delaware corporation ("Assignee"), and Piper Impact, Inc., a Tennessee corporation ("Assignor").

            This Agreement is given in connection with Assignee's acquisition of substantially all of the assets, and its assumption of certain liabilities, of Assignor pursuant to that certain Asset Purchase Agreement dated July ___, 1996, and effective March 29, 1996, among Quanex, Assignee, Assignor, B. F. Sammons and Marshall W. Robbins (as it may be amended from time to time, the "Asset Purchase Agreement").

            NOW THEREFORE, in consideration of the mutual agreements and covenants contained in this Agreement and for other good, fair and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

            1. Terms used in this Agreement that are defined in the Asset Purchase Agreement shall have the same meanings in this Agreement as they have in the Asset Purchase Agreement. However, for purposes of this Agreement the term the "Assumed Liabilities" shall mean all of the liabilities described in subsections 1.4(a) through (k) and subsection 1.4(n) of the Asset Purchase Agreement.

            2. As of the Effective Time, Assignor assigns to Assignee and Quanex and Assignee, jointly and severally, assume and shall pay when due, discharge and perform, the Assumed Liabilities.

            3. Assignor shall use its best efforts to obtain any consents or other documentation from third parties as soon as possible after the date of this Agreement for the purpose of effecting the foregoing assignment. If Assignee has not received any documentation requested by third parties to evidence Assignor's objections under this Agreement, fully executed and delivered by Assignor within 60 days of any request therefor by Assignee, then Assignor appoints Assignee as its attorney-in-fact, for Assignor and in its name and place, for the purpose of executing and delivering such documentation.

            4. Nothing in this Agreement shall impair or expand the rights of indemnity or enforcement of Assignor or Assignee against each other pursuant to any provision of the Asset Purchase Agreement. This Agreement is entered into pursuant to the Asset Purchase Agreement and is subject to the terms of the Asset Purchase Agreement, including, without limitation, sections 10.7, 10.8 and 10.10 of the Asset Purchase Agreement.

            5. This Agreement shall be binding on and shall inure to the benefit of the successors and assigns of Assignor and Assignee.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   QUANEX CORPORATION



                                   By:
                                      -----------------------------------
                                   Name:
                                        ---------------------------------
                                   Title:
                                         --------------------------------


                                   PIPER IMPACT, INC.(formerly Quanex Aluminum,
                                   Inc.), a Delaware corporation



                                   By:
                                      -----------------------------------
                                   Name:
                                        ---------------------------------
                                   Title:
                                         --------------------------------


                                   PIPER IMPACT, INC,

                                   a Tennessee corporation



                                   By:
                                      -----------------------------------
                                   Name:
                                        ---------------------------------
                                   Title:
                                         --------------------------------

                                                                       Exhibit H
                                                     to Asset Purchase Agreement

                          NON-COMPETITION AGREEMENT

      This Non-Competition Agreement dated July __, 1996, ("Agreement"), is entered into among Quanex Corporation, a Delaware corporation ("Quanex"), Piper Impact, Inc. (formerly Quanex Aluminum, Inc.), a Delaware corporation ("Quanex Sub"), Piper Impact, Inc., a Tennessee corporation ("Seller"), and B.F. Sammons and Marshall W. Robbins (collectively, the "Selling Shareholders").

      WHEREAS, the Selling Shareholders served as officers [and directors] of Seller, own substantially all of the shares of stock of Seller and have had access to confidential and proprietary information regarding Seller;

      WHEREAS, concurrently with the execution and delivery of this Agreement, Quanex Sub is purchasing or has purchased substantially all of the assets (the "Assets") of Seller pursuant to an Asset Purchase Agreement among the parties hereto dated July __, 1996;

      WHEREAS, Quanex and Quanex Sub (together, the "Purchasing Party") wish to secure from the Seller and the Selling Shareholders (together, the "Selling Party") their agreement not to compete with the Purchasing Party in accordance with the terms set forth in this Agreement to enable the Purchasing Party to successfully operate the business related to the Assets;

      WHEREAS, the business related to the Assets extends throughout, or has current expansion potential in, [North America, South America, Europe and Asia]; and

      WHEREAS, as an inducement to the Purchasing Party to acquire the Assets and for other good and valuable consideration (including the consideration being paid under the Asset Purchase Agreement), each Selling Party is willing to refrain from competing with the Purchasing Party as provided in this Agreement.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained in this Agreement, the parties hereto agree as follows:

            1. Acknowledgements of Signatories. Each Selling Party acknowledges that:

                  a. The Purchasing Party would not have purchased the Assets pursuant to the provisions of the Asset Purchase Agreement if each Selling Party had not executed and delivered this Agreement;

                  b. The Selling Shareholders have had access to information that is confidential to Seller and its business and that constitutes a valuable, special and unique asset of Seller. Accordingly, the Purchasing Party is entitled to the protections afforded by this Agreement and to the remedies for enforcing this Agreement provided by law and in equity (including, without limitation, those remedies that may be within the discretion of the court in which any action to enforce this Agreement is brought).

            2.    Non-Competition Covenants.

                  a. During the period beginning on the date of this Agreement and continuing until the fifth anniversary of the date of this Agreement (the "Covenant Period"), no Selling Party will directly or indirectly, solicit or participate in the engineering consulting, engineering design, hardware or software development, production or manufacture of or with respect to the following within the Designated Geographic Area (as defined below) other than for or on behalf of the Purchasing Party or an Affiliate (as defined below) of the Purchasing Party:

                        (1) any products manufactured utilizing the impact extrusion process or technology,

                        (2) any products or type of products that have been manufactured by Seller at any time from January 1, 1994 and through the date hereof, regardless of the process or technology utilized, or

                        (3) any additional products manufactured by Quanex Sub after the date hereof and during the Term (as defined in that certain technology transfer agreement dated the date hereof between of B.F. Sammons and Quanex Sub); provided that, with respect to products manufactured by Quanex Sub after the date hereof and during the Term, the covenant contained in this subsection 2(a)(3) shall not apply to Mr. Robbins if he has no knowledge that such products are manufactured by Quanex Sub.

                  b. All product and data rights developed in connection with efforts for or on behalf of the Purchasing Party or an Affiliate of the Purchasing Party during the Covenant Period shall remain proprietary to the Purchasing Party.

                  c. Without limiting the generality of the foregoing provisions of this Section 2, a Selling Party will be deemed to be engaged in a particular business if he or it, whether alone or in association with one or more other persons, is an owner, proprietor, partner, stockholder, member, officer, employee, independent contractor, director or joint venturer of, or a consultant or lender to, or an investor in any manner in, any person directly or indirectly engaged in that business. Notwithstanding the foregoing provisions of this Section 2, a Selling Party may own, solely as an investment, securities if the Selling Party (1) is not an Affiliate of the issuer of the securities, and (2) does not, directly or indirectly, beneficially own more than 5% of the class of which the securities are a part.

                  d. For purposes of this Agreement, "Designated Geographic Area" means those regions that lie anywhere within [the borders of the continents of North America, South America, Asia and Europe].

                  e. For purposes of this Agreement, the term (1) "Affiliate," means, with respect to any person, any other person that, directly or indirectly controls or is controlled by or is under common control with such person; (2) "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust or unincorporated organization; and (3) "control" means (A) holding, directly or indirectly, more than 50 percent of the outstanding voting securities of a non- individual person, (B) having the right, directly or indirectly, to more than 50 percent of the profits of a non-individual person, (C) having the right, directly or indirectly, to more than 50 percent of the assets of a non-individual person if it is dissolved or (D) having the contractual power to designate more than 50 percent of the directors (or individuals exercising similar functions) of a non-individual person.

                  f. During the Covenant Period, no Selling Party may, whether for his own account or for the account of any other person (other than the Purchasing Party or any Affiliate of the Purchasing Party), directly or indirectly, either within or outside the Designated Geographic Area, (1) solicit the employment or services of, or cause or attempt to cause to leave the employment or service of the Purchasing Party or any Affiliate of the Purchasing Party, or otherwise interfere with the relationship of the Purchasing Party or any of its Affiliates with, any person who is or was employed by, or otherwise engaged to perform services for, the Purchasing Party or any Affiliate of the Purchasing Party (whether in the capacity of employee, consultant, independent contractor or otherwise), or (2) solicit business from, or perform or attempt to perform any service for (whether or not involving any solicitation on the part of a Selling Party and whether or not a Selling Party is compensated therefor), or otherwise interfere with the relationship of the Purchasing Party or any Affiliate of the Purchasing Party with, (x) any person for whom the Purchasing Party is then providing any service, (y) any person for whom the Purchasing Party provided any service at any time during the Covenant Period or (z) any Affiliate of any person referred to subclause (x) or subclause (y) of this clause (2).

            3. Remedies. Each Selling Party acknowledges that if he or it violates or threatens to violate any of the provisions of this Agreement, the Purchasing Party may have no adequate remedy at law. In that event, the Purchasing Party shall have the right, in addition to any other rights that may be available to it, to obtain in any court of competent jurisdiction injunctive relief to restrain any violation or threatened violation by a Selling Party of any provision of this Agreement, without necessity of posting bond, or to compel specific performance by the Selling Party of one or more of the Selling Party's obligations under this

      Agreement. The seeking or obtaining by the Purchasing Party of injunctive relief shall not foreclose or in any way limit the right of the Purchasing Party or any Affiliate of the Purchasing Party to obtain a money judgment against a Selling Party for any damage to the Purchasing Party or Affiliate of the Purchasing Party that may result from the Selling Party's breach of any provision of this Agreement. Further, during any period in which a Selling Party is in breach of any covenant in this Agreement, the Covenant Period with respect to that Selling Party shall be extended for an amount of time equal to the duration of the breach.

            4. Reformation of Covenants. Each Selling Party acknowledges that the duration, geographical area, scope of activities and all other aspects of the covenants contained in Section 2 of this Agreement are reasonable. If any court determines that any covenants in this Agreement, or any part thereof, is unenforceable, then (a) the remainder of the covenants contained in this Agreement shall not be affected by such determination, and (b) a covenant that is determined to be unenforceable because of its duration, geographical scope, scope of activities or otherwise shall be reformed by the court to the extent necessary to cause the covenant to be enforceable against each Selling Party. Such reformation may limit the covenants of this Agreement as to time, geographical area and scope of activities so as to impose a restraint that is not greater than necessary to protect the goodwill and other business interests of the Purchasing Party. If a court should determine that any restriction in this Agreement is unenforceable, the parties agree that this Agreement shall nevertheless be enforceable for the maximum term, geographical area and scope of activities enforceable under applicable law.

            5.    Miscellaneous.

                  a. This Agreement may be amended only by a written agreement signed by each Purchasing Party and Selling Party.

                  b. Any notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date delivered, if delivered personally or sent by facsimile to the persons identified below, or three days after mailing in the United States mail if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

                        (1)   if to any of the Selling Parties
                              to such person at the following address:

                              Piper Impact, Inc.
                              P.O. Box 680126
                              Park City, Utah 84068
                              Attention:  Mr. B.F. Sammons
                              Fax No.
                                     ---------------------
                              and:

                              Mr. Marshall W. Robbins

                              --------------------------------

                              --------------------
                              Fax No. (   )    -
                                       ---  --- -----

                              with a copy to:

                              Burch, Porter & Johnson
                              50 North Front Street, Suite 800
                              Memphis, Tennessee 38103
                              Attention:  Mr. John A. Stemmler
                              Fax No. (901) 524-5026

                        (2)   if to either of the Purchasing Parties:

                              Quanex Corporation
                              1900 West Loop South, Suite 1500
                              Houston, Texas 77027
                              Attention:  Mr. Wayne M. Rose
                              Fax No. (713) 877-5333

                              with a copy to:

                              Fulbright & Jaworski L.L.P.
                              1301 McKinney, Suite 5100
                              Houston, Texas 77010-3095
                              Attention:  Ms. Harva R. Dockery
                              Fax No. (713) 651-5246

            The addresses and numbers may be changed by means of a notice given in the manner provided in this Section 5(b).

                  c. No delay or omission by the Purchasing Party in exercising any of its rights under this Agreement shall waive that or any other right. Waiver of any term or condition of this Agreement by any party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

                  d. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  e. Subject to Section 4 of this Agreement, if any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                  f. The rights and obligations under this Agreement of any Selling Party may not be assigned. The Purchasing Party may, at its option, assign one or more of its rights or obligations under this Agreement.

                  g. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (EXCLUDING ANY OTHER LAWS THAT MIGHT APPLY PURSUANT TO ITS CONFLICT OF LAWS RULES).
            THIS AGREEMENT IS PERFORMABLE IN HARRIS COUNTY, TEXAS. EXCLUSIVE VENUE FOR ANY DISPUTE ARISING WITH RESPECT TO THIS AGREEMENT SHALL BE SAN ANTONIO, TEXAS. SELLING PARTIES ACCEPT THE EXCLUSIVE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION IN SAN ANTONIO, TEXAS, AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY HAVE OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THE TERMS OF THIS AGREEMENT BROUGHT IN A COURT OF COMPETENT JURISDICTION IN SAN ANTONIO, TEXAS, AND WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORM. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF PURCHASING PARTIES AND SELLING PARTIES IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY AND ALL ACTIONS OR PROCEEDINGS IN WHICH ANY SUCH PARTY IS A PARTY, WHETHER OR NOT SUCH ACTIONS OR PROCEEDINGS ARISE OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONJUNCTION WITH THE ASSET PURCHASE AGREEMENT. THE WAIVERS CONTAINED IN THIS PARAGRAPH HAVE BEEN VOLUNTARILY GIVEN, WITH FULL KNOWLEDGE OF THE CONSEQUENCES THEREOF.

                  h. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement with the intent that it be effective on the date first above written.

                                 PIPER IMPACT, INC.,
                                 a Tennessee corporation



                                 By:
                                    -----------------------------------
                                 Name:
                                      ---------------------------------
                                 Title:
                                       --------------------------------



                                 --------------------------------------
                                 B.F. Sammons


                                 --------------------------------------
                                 Marshall W. Robbins


                                 QUANEX CORPORATION


                                 By:
                                    -----------------------------------
                                 Name:
                                      ---------------------------------
                                 Title:
                                       --------------------------------


                                 PIPER IMPACT, INC. (formerly Quanex Aluminum, Inc.), a Delaware corporation



                                 By:
                                    -----------------------------------
                                 Name:
                                      ---------------------------------
                                 Title:
                                       --------------------------------

                                                                       Exhibit I
                                                     to Asset Purchase Agreement


                         AGREEMENT FOR ASSUMPTION OF
                        THE PIPER IMPACT 401(k) PLAN
                            BY PIPER IMPACT, INC.

      THIS AGREEMENT by and between Piper Impact, Inc. (formerly Quanex Aluminum, Inc.), a Delaware corporation (the "Sponsor"), and Piper Impact, Inc., a Tennessee corporation (the "Employer").

                             W I T N E S S E T H :

      WHEREAS, effective January 1, 1995, the Employer established the Piper Impact 401(k) Plan (the "Plan") for the benefit of its employees and its employees' beneficiaries; and

      WHEREAS, the Sponsor is desirous of assuming the liabilities of the Plan and the responsibilities as sponsor and as plan administrator of the Plan ;

      NOW, THEREFORE, the parties hereto agree as follows:

      (1) Effective as of 11:59 p.m. mountain time on March 29, 1996 (the "Effective Time"), the Sponsor hereby adopts the Plan and assumes all of the responsibilities and liabilities of the Employer under the Plan, and hereby agrees to be bound by all of the terms, provisions, limitations and conditions of the Plan to the same extent as if it had been an original party thereto and had executed an identical plan; provided that the Sponsor is not assuming any responsibilities under the Plan for any liabilities arising from acts and omissions that occur from the Effective Time through August __, 1996 which liabilities shall remain the obligation of the Employer.

      (2) The participation of the Employer as the sponsor, plan administrator and as an adopting employer of the Plan shall terminate as of the Effective Time after the Sponsor's adoption and assumption of sponsorship and administration of the Plan have become effective so as to continue the Plan uninterrupted without a gap or lapse in time or effect of the Plan.

      (3) Effective as of the Effective Time, Sections 1.02 and 1.03(a)(3) of the Plan are amended to provide as set forth in the attached Exhibit.

      IN WITNESS WHEREOF, the Sponsor and the Employer have caused this Agreement to be executed this ____ day of _____________, 1996.

                                    PIPER IMPACT, INC. (formerly Quanex
                                    Aluminum, Inc.), a Delaware corporation



                                    By
                                      -----------------------------------

                                    PIPER IMPACT, INC., a Tennessee corporation



                                    By
                                      -----------------------------------

                                                                       Exhibit J
                                                     to Asset Purchase Agreement


             AGREEMENT FOR ASSUMPTION OF THE PIPER IMPACT, INC.
               HEALTH BENEFITS PROGRAM, THE PIPER IMPACT, INC.
                GROUP BENEFITS PROGRAM FOR UTAH EMPLOYEES AND
                   THE PIPER IMPACT, INC. SECTION 125 PLAN
                            BY PIPER IMPACT, INC.


      THIS AGREEMENT by and between Piper Impact, Inc. (formerly Quanex Aluminum, Inc.), a Delaware corporation (the "Sponsor"), and Piper Impact, Inc., a Tennessee corporation (the "Employer").

                             W I T N E S S E T H :

      WHEREAS, the Employer previously established the Piper Impact, Inc. Health Benefits Program, the Piper Impact, Inc. Group Benefits Program for Utah Employees and the Piper Impact, Inc. Section 125 Plan (the "Plans") for the benefit of its employees and its employees' beneficiaries;

      WHEREAS, the Piper Impact, Inc. Health Benefits Program includes those certain constituent benefit programs and agreements known as the Piper Impact, Inc. Dental Care Plan effective January 1, 1995, administered by Advanced Insurance Services, Inc., the CONCERN: Employee Assistance Program effective January 1, 1995, administered by Health Tech Affiliates, Inc., the Short Term Disability Benefits Plan effective June 1, 1993, administered by Golden Security Life Insurance Company, the Medical Group Benefit Plan dated June 1, 1988, administered by Advanced Insurance Services, Inc., the PCS Health Systems, Inc. Managed Pharmaceutical Benefit Agreement effective January 1, 1995, the Preferred Provider Agreement with Baptist Health Services Group effective August 1, 1996;

      WHEREAS, the Piper Impact, Inc. Group Benefits Program For Utah Employees includes those certain constituent benefit programs and agreements known as the Piper Impact, Inc. Dental Plan effective January 1, 1995, the Employee Assistance Program Services Plan dated February 11, 1995, administered by Vocational Resources, Inc., the Master Group Contract For Medical and Hospital Services With IHC Health Plans, Inc., SelectMed Plus effective January 1, 1996, the Beneficial Life Insurance Company Master Policy No. 53916 providing for short-term disability and life insurance benefits and the Beneficial Life Insurance Company Supplemental Group Term Life Insurance Policy No. 53917; and

      WHEREAS, the Sponsor is desirous of assuming the liabilities of the Plans and the responsibilities as sponsor and plan administrator of the Plans;

      NOW, THEREFORE, the parties hereto agree as follows:

      (1) Effective as of 11:59 p.m. mountain time on March 29, 1996 (the "Effective Time"), the Sponsor hereby adopts the Plans and assumes all of the responsibilities and liabilities of the Employer under the Plans, and hereby agrees to be bound by all of the terms, provisions, limitations and conditions of the Plans to the same extent as if it had been an original party thereto and had executed identical Plans; provided that the Sponsor is not assuming any responsibilities under the Plans for any liabilities arising from acts and omissions that occur from the Effective Time through August __, 1996 which liabilities shall remain the obligation of the Employer.

      (2) The participation of the Employer as the sponsor, plan administrator and as an adopting employer of the Plans will terminate immediately as of the Effective Time after the Sponsor's adoption and assumption of sponsorship of the Plans have become effective so as to continue the Plans uninterrupted without a gap or lapse in time or effect of the Plans.

      (3) Effective as of the Effective Time the Plans are amended by deleting all references to Piper Impact, Inc., a Tennessee corporation, and inserting references to Piper Impact, Inc., a Delaware corporation, in their stead.

      (4) Effective as of the Effective Time the Piper Impact, Inc. Health Benefits Program is amended by adding the following new provision to the eligibility provisions thereof:

            Notwithstanding any other provision of the Plan, employees of Piper Impact, Inc. other than those employees regularly scheduled to work for Piper Impact, Inc. in Mississippi shall not be eligible to participate in the Plan.

      (5) Effective as of the Effective Time, the Piper Impact, Inc. Group Benefits Program for Utah Employees is amended by adding the following new provision to the eligibility provisions thereof:

            Notwithstanding any other provision of the Plan, employees of Piper Impact, Inc. other than those employees regularly scheduled to work for Piper Impact, Inc. in Utah shall not be eligible to participate in the Plan.

      IN WITNESS WHEREOF, the Sponsor and the Employer have caused this
Agreement to be executed this          day of                     , 1996.
                              --------        --------------------

                                PIPER IMPACT, INC. (formerly Quanex
                                Aluminum, Inc.), a Delaware corporation



                                By
                                  -----------------------------------


                                PIPER IMPACT, INC., a Tennessee corporation



                                By
                                  -----------------------------------

                                                                       Exhibit K
                                                     to Asset Purchase Agreement

                   OPINION OF BURCH, PORTER & JOHNSON PLLC

      1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and has the corporate power and authority to own, operate and lease its properties and carry on its business in all material respects as now owned, operated, leased or conducted. The Company is duly qualified to conduct its business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the Company's Business.

      2. The Company has all requisite corporate power and authority to enter into, deliver and perform the Agreement and each agreement that is an exhibit to the Agreement and to which Piper is a party and to consummate the transactions described in the Agreement. The Agreement has been duly executed and delivered by the Company pursuant to all necessary corporate action.

      3. The authorized capital stock of the Company consists of 100,000 shares of common stock, $1.00 par value (the "Piper Stock"), 1,000 shares of which are issued and outstanding. Each issued and outstanding share of Piper Stock is duly authorized, validly issued, fully paid and nonassessable and has not been issued, and to our knowledge, is not owned or held, in violation of any preemptive right of shareholders. All issued and outstanding shares of the Piper Stock are owned of record and, to our knowledge, beneficially by the persons named on Exhibit A attached hereto, free and clear of all claims, liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts except as set forth on Schedule 3.3 to the Agreement, and to our knowledge, there are no other beneficial owners of that stock.

      4. To our knowledge, the Company does not own or control any securities or other ownership interest in any corporation, association, joint venture, limited liability company, partnership or other business entity.

      5. Neither the execution and delivery by the Selling Parties of the Agreement, the consummation of the transactions described in the Agreement by the Selling Parties nor compliance by the Selling Parties with any other provisions of the Agreement will conflict with, result in a breach of or constitute a default under (a) the Company's Charter or By-Laws, (b) except as set forth in Schedule 3.5 to the Agreement, any contracts, commitments or agreements listed in Schedule 1.1(j) to the Agreement or (c) except as set forth in Paragraph 6 below, any law, statue, ordinance, regulation or, to our knowledge, court or administrative order by which a Selling Party is subject or bound.

      6. With respect to the permits and licenses set forth on Schedule 3.18, except for any filings required to be made pursuant to the HSR Act, and except as set forth on Schedule 3.6 to the Agreement, no Selling Party is required to submit any notice, report or other filing with any governmental or regulatory authority or instrumentality in connection with the execution, delivery or performance of the Agreement by the Selling Parties and the consummation of the transactions described in the Agreement.

      7. The Agreement and, to our knowledge, each contract, agreement, instrument, lease, license and arrangement described in Schedule 3.11 to the Agreement is the legal, valid and binding obligation of the Selling Party who is a party thereto; and, except as may be limited by principles of equity or bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decision relating to or affecting the enforcement of creditors' rights, is enforceable against such Selling Party in accordance with its terms.

      8. To our knowledge and except as described in Schedule 3.13 to the Agreement, (1) there is no suit, action, proceeding, investigation or claim pending or threatened against and affecting the Company or the Company's Business in any court or before any arbitration panel of any kind or before or by any Governmental Body and (2) there is no outstanding order, writ, injunction, decree, judgment or award by any court, arbitration panel or Governmental Body against the Company or affecting the Company's Business.

                                                                       Exhibit L
                                                     to Asset Purchase Agreement

                   OPINION OF FULBRIGHT & JAWORSKI L.L.P.


      (a) Each of Quanex and Quanex Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      (b) Each of Quanex and Quanex Subsidiary has all requisite corporate power and authority to enter into, deliver and perform the Agreement and each agreement that is an exhibit to the Agreement and to which Quanex is a party and to consummate the transactions described in the Agreement. The Agreement has been duly executed and delivered by Quanex and Quanex Subsidiary pursuant to all necessary corporate action.

      (c) Neither the execution and delivery by the Purchasing Parties of the Agreement, the consummation of the transactions described in the Agreement by the Purchasing Parties nor compliance by the Purchasing Parties with any of the provisions of the Agreement will conflict with, result in a breach of or constitute a default under (a) the certificate of incorporation or bylaws of Quanex or Quanex Subsidiary, (b) any contracts, commitments or agreements listed as an exhibit to Quanex's Annual Report on Form 10-K for the year ended October 31, 1995, to which Quanex or Quanex Subsidiary is a party or by which the assets of Quanex or Quanex Subsidiary are bound, or (c) any law, statute, ordinance, regulation or court or administrative order by which Quanex or Quanex Subsidiary is subject or bound.

      (d) Except for filings required to be made pursuant to the HSR Act or the Securities Exchange Act of 1934, neither Quanex nor Quanex Subsidiary is required to submit any notice, report or other filing with any governmental or regulatory authority or instrumentality in connection with the execution, delivery or performance of the Agreement by the Purchasing Parties and the consummation of the transactions described in the Agreement.

      (e) The Agreement is the legal, valid and binding obligation of Quanex and Quanex Subsidiary, as applicable; and except as may be limited by principles of equity or bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions relating to or affecting the enforcement of creditors' rights, is enforceable against the Purchasing Parties in accordance with its terms.

                                                                       Exhibit M
                                                     to Asset Purchase Agreement


                               AGRICULTURAL LEASE


      This Agricultural Lease (this "Lease") is made and entered into as of the ______ day of ___________________, 1996, by and between PIPER IMPACT, INC., a
Delaware corporation, formerly known as Quanex Aluminum, Inc. ("Landlord"), and LAMAR FRAZIER ("Tenant");

                              W I T N E S S E T H:

      Section 1. Premises. Landlord hereby leases and rents to Tenant, and Tenant hereby leases and rents from Landlord, the surface only of that certain tract or parcel of land situated in Union County, Mississippi, and being more particularly described on Exhibit A attached hereto and made a part hereof for all purposes (collectively the "Leased Property").

      Section 2. Initial Term. The initial term of this Lease (the "Initial Term") shall commence on January 1, 1996 (the "Initial Commencement Date"), and terminate at 11:59 p.m., on December 31, 1996 (the "Initial Termination Date").

      Section 3. Renewal Terms. Unless at least thirty (30) days prior to the Initial Termination Date Landlord or Tenant gives written notice to the other (a "Termination Notice") stating that such party has elected to terminate this Lease as of the Initial Termination Date, this Lease shall automatically be extended at the same rental rate and on the same terms and conditions for successive twelve (12) month periods (collectively the "Renewal Terms"), commencing on the Initial Termination Date or the last day of the then current Renewal Term, as applicable, and terminating at 11:59 p.m., on the last day of the then current Renewal Term. Either Landlord or Tenant may terminate this Lease at the expiration of the then current Renewal Term by providing written notice to such effect to the other party at least thirty (30) days prior to the end of the then current Renewal Term; provided, however, in the event that Landlord terminates this Lease after Tenant has applied lime treatment to the Leased Property, then Landlord shall reimburse Tenant for the cost of such lime treatment up to a maximum of Twenty and 00/100 Dollars ($20.00) per acre. Any Termination Notice shall be given in the manner prescribed in Section 14 hereof. In the event either Landlord or Tenant gives to the other a Termination Notice, this Lease and all rights of Tenant hereunder shall terminate as of the Initial Termination Date, or as of the last day of the then current Renewal Term, as applicable.

      Nothing in this Section 3 shall alter or diminish the rights and options reserved and/or available to Landlord under Sections 9 or 15 hereof.

      The Initial Term and any applicable Renewal Terms are hereinafter collectively referred to as the "Term".

      Section 4. Rent. As rent for the Leased Property during the Term of this Lease ("Rent"), Tenant shall pay to Landlord the sum of Thirty and 00/100 Dollars ($30.00) per acre per year, which sum shall be due and payable on or before ______________________________ of each year, without offset or counterclaim.

      Section 5. Use. The Leased Property shall be used and occupied by Tenant for farming purposes only, and for no other uses or purposes without Landlord's prior written consent, which consent may be given or withheld in Landlord's sole and absolute discretion. Tenant agrees to conduct all farming operations on the Leased Property in full and complete accordance with good farming and land conservation practices and in accordance with applicable law.

      Without limiting the foregoing, Tenant agrees that no part of the Leased Property shall be used for club purposes, that no public hunting shall be permitted on the Leased Property, and that no motorcycles or recreational vehicles shall be allowed on the Leased Property.

      Section 6. Acceptance of Premises; Repairs, Maintenance and Improvements. Tenant hereby accepts the Leased Property "AS IS", "WHERE IS" and in its present condition, and having previously inspected the Leased Property, Tenant stipulates and states that it is fully familiar with the condition of same. Tenant acknowledges that Landlord has made no warranty or representation, express or implied, about the Leased Property, its condition, suitability, fitness for a particular purpose or fitness for any purpose. Landlord shall not be required to make any repairs or improvements on or to the Leased Property or any fences or other improvements located thereon at any time during the Term of this Lease. Tenant shall keep and maintain the Leased Property and all improvements thereon (including, without limitation, all fences, gates and cattle-guards situated on or enclosing the Leased Property) in good order and repair and in a safe condition and shall not commit or allow any waste, or allow any nuisance to exist on the Leased Property. Any maintenance, repairs or replacements that are required to keep all such improvements or equipment (including, without limitation, all fences, gates and cattle-guards situated on or enclosing the Leased Property) in good working condition shall be promptly performed by Tenant at its expense. Tenant shall comply with all applicable laws and rules and regulations of governmental bodies and agencies having jurisdiction over the Leased Property and/or Tenant's operations thereon.

      Without limiting the foregoing, Tenant, as part of the consideration for this Lease, agrees to keep and maintain in good repair at all times substantial fences on the boundary lines enclosing the Leased Property and to prevent trespass, encroachments or depredation of any kind on the Leased Property by persons or animals. Tenant agrees not to cut or remove any growing timber from the Leased Property, or to permit unauthorized persons so to do.

      Tenant shall have the right to install or place equipment, machinery, structures and other property on the Leased Property. All equipment, machinery, structures and other property of any kind or description installed, affixed, or placed on the Leased Property by Tenant shall remain the property of Tenant, and Tenant shall have the right, at any time during the Term of this Lease, to remove any or all of such property, provided that Tenant, at Tenant's expense, shall promptly repair any damage to the Leased Property occasioned by such removal. Any property of Tenant not removed from the Leased Property within thirty (30) days after the expiration or earlier termination of this Lease shall be deemed to have been abandoned and shall belong to Landlord without the payment of any consideration therefor.

      Tenant shall have no right or power to create or permit any lien of any kind or character to attach to the Leased Property, Landlord's interest therein or Tenant's interest therein by reason of repair, construction or other work, and Tenant agrees to indemnify, defend and hold harmless Landlord and the Leased Property from and against any and all claims, liens and demands, including, without limitation, mechanic's and materialman's liens, arising from the use, occupancy, conduct, management of or from any work or thing whatsoever done in or about the Leased Property by Tenant or any party acting by, through, under or on behalf of Tenant. Tenant shall pay all ad valorem taxes assessed against Tenant's property on the Leased Property.

      This Lease is made by Landlord and the Leased Property is accepted by Tenant subject to all valid and subsisting restrictions, covenants, conditions, easements, rights-of-way, mineral leases, royalty reservations, mineral reservations and other encumbrances affecting the Leased Property.

      Section 7. Assignment; Subletting. Tenant shall not sublet the Leased Property or any part thereof, or assign the Lease or any interest therein, without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole and absolute discretion. Landlord's consent in the case of any sublease or assignment shall not abrogate the requirement for Landlord's consent in the case of any subsequent or additional sublease or assignment.

      Section 8. Taxes. Landlord shall pay or cause to be paid before delinquency all general and special taxes, assessments for local improvements and other governmental charges lawfully assessed or imposed on the Leased Property; provided, however, that Landlord may in good faith defer compliance to contest the validity or amount of any such tax, assessment or governmental charge, so long as Landlord's title to and Tenant's occupancy of the Leased Property is not disturbed or threatened thereby. Tenant agrees not to construct any improvement on the Leased Property or take any other action which would cause the Leased Property or any part thereof not to be classified as agricultural lands or open lands for ad valorem tax purposes.

      Section 9. Landlord's Remedies. In the event Tenant defaults hereunder, which default continues for a period of thirty (30) days after notice from Landlord to Tenant specifying such default, then Landlord, at Landlord's option, may, immediately or any time thereafter while such default remains in effect, and without further demand or notice, exercise any remedy available to Landlord under applicable law.

      Section 10. Access. Landlord and Landlord's authorized representatives shall have the right to enter upon the Leased Property at reasonable times for the purpose of inspecting the same, and Tenant agrees to furnish Landlord a duplicate key to any lock installed by Tenant on any gate on or about the Leased Property.

      Section 11. Indemnity; Insurance. Landlord shall not be liable for any damage, loss or injury to the person or property or effects of the Tenant or any other person, suffered in, on or about the Leased Property from any cause, and particularly from any activity done thereon or from any negligence of Tenant or Tenant's sublessees, agents, employees, or contractors. In this regard, Tenant agrees to indemnify, defend and hold harmless Landlord from and against any and all claims arising from any such damage, loss or injury or from any loss, cost, expense or liability therefrom or in connection therewith, including attorney's fees. Tenant agrees to furnish Landlord with evidence of public liability insurance in the amount of $__________ for each occurrence and property damage insurance in the amount of $____________ with insurers acceptable to Landlord. Such insurance shall cover the Leased Property and the operations of Tenant and its agents, employees, equipment and automobiles thereon and on the roads, highways, and lands adjacent to the Leased Property. Such insurance policy shall name Landlord as an additional insured and shall not be cancelable without thirty (30) days prior written notice to Landlord. Tenant assumes all risks of loss or damage from whatever cause to any of Tenant's property or livestock on the Leased Property or to Landlord's property thereon; Tenant, for itself and its insurer, waives any claim or cause of action (whether in the nature of subrogation or otherwise) against Landlord or its successors and assigns in connection with any loss or damage. Tenant's indemnity obligations shall survive the expiration or earlier termination of this Lease as to acts or omissions occurring prior to such expiration or termination.

      Section 12. Condemnation. In the event all the Leased Property is taken for public purposes, this Lease shall cease and terminate without further liability on either party hereto. If only part or parts of the Leased Property are taken for public purposes, then this Lease shall continue in force and effect as to the portion of the Leased Property not so taken; provided, however, that if such partial taking materially interferes with Tenant's continuing operations on the Leased Property, Tenant may terminate this Lease, without further liability on either party hereto, by providing Landlord with written notice delivered to Landlord within thirty (30) days after such taking.

      Section 13. Quiet Enjoyment; Surrender of Premises. Subject to the other terms and provisions of this Lease and so long as Tenant complies with Tenant's obligations hereunder, Tenant shall lawfully, peaceably and quietly have, hold and occupy the Leased Property during the Term of the Lease, without hinderance or objection from anyone claiming by, through or under Landlord; subject, however, to the matters set forth in Section 6 and Section 15 hereof.



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
      At the expiration or earlier termination of this Lease, Tenant shall quit and surrender the Leased Property to Landlord in as good condition as at the date hereof, reasonable wear and tear and natural deterioration excepted. Any holding over after the expiration or earlier termination of this Lease shall not renew or extend this Lease, but shall constitute Tenant a tenant at sufferance at a rental rate equal to two hundred percent (200%) the rental rate in effect immediately prior to such expiration or earlier termination.

      Section 14. Notices. Whenever, by the terms of this Lease, notice shall or may be given to Landlord or Tenant, such notice shall be in writing and shall be delivered in hand or sent by registered or certified United States mail, postage prepaid, as follows:

            (a) If for Landlord, addressed to Landlord at 1900 West Loop South, Houston, Texas 77027 or at such other address as may from time to time hereafter be designated by Landlord by like notice;

            (b)   If for Tenant, addressed to Tenant at
      _______________________________________________________, or at such other address as may from time to time hereafter be designated by Tenant by like notice.

      Absent a postal strike or other stoppage of the mails, any notice undertaken to be given by mail in accordance with this Section 14 shall be deemed to have been received by the addressee on the third regular business day following the day during which such notice is deposited with the United States Postal Service. Any notice given by personal delivery shall be deemed given as at the time of such delivery.

      Section 15. Landlord's Retained Rights. As aforesaid, the rights of Tenant hereunder are subordinate and subject to the rights of any and all mineral lessees now or hereafter holding leases on all or any part of the Leased Property. Further, Landlord reserves the right to make mineral leases and mineral conveyances affecting the minerals under all or any part of the Leased Property and hereby reserves all minerals in, on or under the Leased Property with the right to operate and explore for same and the rights of Landlord, its lessees and assigns, to operate and explore on all or any part of the Leased Property for minerals shall be superior to the rights of Tenant hereunder; provided, however, any mineral lease hereafter executed by Landlord shall expressly bind the lessee therein to pay Tenant for the actual damages to crops or other property of Tenant resulting directly from mineral exploration, development or operations. The term "minerals" used herein shall refer to oil, gas, sulphur and/or any other minerals (similar or dissimilar).

      Landlord further reserves the right to negotiate for and to sell and convey the Leased Property or any part thereof or any interest therein at any time during any term of this Lease and in the event of any such sale and conveyance to take possession or permit such purchaser to take possession of the Leased Property or portion thereof sold. Landlord shall give Tenant not less than thirty days notice of its intention to repossess the Leased Property or



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
portion thereof by reason of any such sale or conveyance, and Tenant agrees to surrender the Leased Property or portion thereof to be repossessed on or before the expiration of thirty days following such notice. Upon such surrender, Tenant shall be paid the then value of its interest in any crops authorized to be planted and growing or unharvested on the repossessed land and shall be refunded the proportionate part of the unearned rental paid in advance thereon and this Lease shall terminate as to the interest and/or acreage so sold.

      Section 16. Provisions Binding. The laws of the State of Mississippi shall govern the rights and liabilities to the parties hereto, and if any provisions of this Lease are determined invalid by judicial decision, the invalidity of such provisions shall not affect the validity of any other provisions thereof. This Lease constitutes the entire agreement between the parties concerning leasing of the Leased Property and shall not be amended, except by written instrument signed by both parties. This Lease shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective heirs, successors, assigns, and legal representatives, but this provision does not constitute a waiver of the requirement for consent by Landlord to any assignment or subletting by Tenant.

      Section 17. Counterparts. This Lease may be executed in one or more counterparts by one or more party Landlord and Tenant, and shall be binding upon any Landlord who may, together with Tenant, execute the same so long as all parties constituting Landlord and Tenant shall have executed some (but not necessarily the same) counterpart. Each such counterpart shall be deemed an original, and all such counterparts shall constitute one and only one agreement.

      EXECUTED in multiple originals effective on the day and date first above written.


                                    PIPER IMPACT, INC.,
                                    a Delaware corporation (formerly known as Quanex Aluminum, Inc.)


                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------

                                                               "Landlord"

                                    --------------------------------------
                                    LAMAR FRAZIER

                                                               "Tenant"



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
                                   Exhibit A


                         [ATTACH PROPERTY DESCRIPTION]




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